Exhibit 4.51

First issued by
The Baltic and International Maritime Council (BIMCO), Copenhagen, in 1974
as "Barecon A" and "Barecon B". Revised and amalgamated 1989. Revised 2001

Copyright, published by
The Baltic and International Maritime Council (BIMCO),
Copenhagen. Issued November 2001

BIMCO STANDARD BAREBOAT CHARTER
CODE NAME: "BARECON 2001"

PART I

1. Shipbroker N/A	2. Place and date **Macau and 2019**
3. Owners/Place of incorporation (Cl. 1) ORIENTAL FLEET TANKER 12 LIMITED (东方富利 TANKER12 有限公司), a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 101326	4. Bareboat Charterers/Place of incorporation (Cl. 1) MONTE CARLO 71 SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 69834
5. Vessel's name, call sign and flag (Cl. 1 and 3) Vessel's name: STENAWECO ENERGY Call Sign: V7CJ5 Flag: Republic of the Marshall Islands	
6. Type of Vessel Product Oil/Chemical Tanker	7. GT/NT GT/NT: 29,429 / 13,742
8. When/Where built 2014 Built by Hyundai Mipo Dockyard Co. Ltd.	9. Total DWT (abt.) in metric tons on summer freeboard 50,000 DWT
10. Classification Society (Cl. 3) DNV-GL	11. Date of last special survey by the Vessel's classification society 10 May 2019
12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) IMO No. 9683984	
13. Port or Place of delivery (Cl. 3) Worldwide	14. Time for delivery (Cl. 4) See Clause 36 15. Cancelling date (Cl. 5) See Clause 32.1
16. Port or Place of redelivery (Cl. 15) As mutually agreed by the Owners and the Charterers	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) 12 months, see also Clause 40
18. Running days' notice if other than stated in Cl. 4 N/A	19. Frequency of dry-docking (Cl. 10(g)) N/A
20. Trading limits (Cl. 6) Worldwide, always within Institute Warranty Limits	
21. Charter period (Cl. 2) From the Commencement Date to and including the date falling 119 months from the second (2nd) Payment Date	22. Charter hire (Cl. 11) See Clause 37
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A	
24. Rate of interest payable acc. to Cl. 11(f) and, if applicable, acc. to PART IV N/A	25. Currency and method of payment (Cl. 11) US$; Bank Transfer

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(continued) "BARECON 2001" STANDARD BAREBOAT CHARTER PART I

26. Place of payment, also state beneficiary and bank account (Cl.11) See Clause 37	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) Guarantee by Guarantor
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) 12(b) applies; See Clause 43	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) See Clause 39
30. Additional insurance cover, if any, for Owners' account limited to (Cl 13(b) or, if applicable, Cl. 14(g)) See Clause 39	31. Additional insurance cover, if any for Charterers' account limited to (Cl.13(b) or, if applicable, Cl. 14(g)) N/A
32. Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33. Brokerage commission and to whom payable (Cl. 27) N/A
34. Grace period (state number of clear banking days) (Cl. 28) N/A	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) See Clause 53
36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A	
37. Newbuilding Vessel (indicate with "yes" or "no" whether PART III applies) (optional) No	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel's Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) N/A	
42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) No	43. Bareboat Charter Registry (indicate with "yes" or "no" whether PART V applies) (optional) No
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A
46. Number of additional clauses covering special provisions, if agreed Clauses 32 to 54	

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in the Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)	Signature (Charterers)

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PART II
"BARECON 2001" Standard Bareboat Charter

1. Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them:

"*The Owners*" shall mean the party identified in Box 3;

"*The Charterers*" shall mean the party identified in Box 4;

"*The Vessel*" shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

"*Financial Instrument*" **has the meaning ascribed to such term in Clause 32**~~means the mortgage, deed of covenants or other such financial security instrument as annexed to this Charter and stated Box 28~~.

2. Charter Period

In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ("The Charter Period"). **- See Clause 33.**

3. Delivery

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

~~(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter.~~

The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 ~~in such ready safe berth as the Charterers may direct~~.

(b) The Vessel shall be properly documented on delivery in accordance with the laws of the Flag State indicated in Box 5 and the requirements of the classification society stated in Box 10. ~~The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.~~

(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel~~, but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32~~.

4. Time for Delivery - See Clause 36

(not applicable when Part III applies, as indicated in Box 37)

~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers' consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~

~~Unless otherwise agreed in box 18, the Owners shall give the Charterers not less than thirty (30) running days' preliminary and not less than fourteen (14) running days; definite notice of the date on which the Vessel is expected to be ready for delivery.~~

~~The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position.~~

5. Cancelling - See Clause 34

(not applicable when Part III applies, as indicated in Box 37)

~~(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~

~~(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

~~(c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.~~

6. Trading Restrictions

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribed.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

~~Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.~~

7. Surveys on ~~Delivery and~~ Redelivery

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of ~~delivery and~~ redelivery hereunder **provided that no survey will be required in the event the Vessel is sold to the Charterers pursuant to this Charter**. The ~~Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the~~ **Charterers** shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.

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PART II
"BARECON 2001" Standard Bareboat Charter

8. Inspection

Subject to Clause 47.1(l), the ~~The~~ Owners shall have the right ~~at any time~~ after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:-

(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the **Charterers** ~~Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided~~;

(b) in dry-dock if the Charterers have not dry-docked her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and

(c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the ~~Owners~~ **Charterers**.

All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period.

The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9. Inventories, Oil and Stores **See also Clause 40.11**

A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on ~~delivery and again on~~ redelivery of the Vessel. The Charterers shall at the time of ~~delivery and~~ redelivery ~~take over and~~ pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of ~~delivery and~~ redelivery~~, respectively~~. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel **unless the Charterers purchase the Vessel in accordance with Clauses 40.4, 40.6(d), 48 or 49**.

10. Maintenance and Operation

(a)(i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and~~, except as provided for in Clause 14(l), if applicable,~~ at their own expense they shall at all times keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.

(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation **all costs shall be borne by the Charterers** ~~costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent. of the Vessel's insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30~~.

(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

(b) Operation of the Vessel -The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

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PART II
"BARECON 2001" Standard Bareboat Charter

(c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment of the Vessel to the extent required under Clause 47.1(h), planned dry-docking and major repairs of the Vessel, as reasonably required.

(d) Flag and Name of Vessel - During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag at Charterers' expense. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period and the Charterers shall pay any costs and expenses of the Owners and any Mortgagee (if any) for effecting such change in the flag and/or the name of the Vessel.–Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers' expense and time. (e) Changes to the Vessel - Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.

(f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State.

11. Hire See Clause 37

(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.

(b) The Charterers shall pay to the Owners for the hire of the Vessel lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel's delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.

(c) Payment of the hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.

(d) Final payment of hire, if for a period of less than thirty (3) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.

(e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd's, whichever occurs first. Any hire paid in advance to be adjusted accordingly.

(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If Box 24 has been filled in, the three months interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent., shall apply.

(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.

12. Mortgage - See also Clause 43

(only to apply if Box 28 has been appropriately filled in)

*) (a) The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*) (b) The Vessel chartered under this Charter is or may be financed by a mortgage or mortgages according to the Financial Instruments. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instruments or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instruments. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree, subject to Clause 43, to acknowledge any Financial Instrumentsthis in writing in any form that may be required by anythe mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*) *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).*

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PART II
"BARECON 2001" Standard Bareboat Charter

13. Insurance and Repairs

(a) **Subject to Clause 39, during** the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve~~, which approval shall not be un-reasonably withheld~~. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances, the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of **this Charter and** the Financial Instruments, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

All time used for repairs under the provisions of sub-clause 13(a)~~ and for repairs of latent defects according to Clause 3(c) above~~, including any deviation, shall be for the Charterers' account.

(b) ~~If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each part set out in Box 30 and Box 31, respectively.~~ The ~~Owners or the~~ Charterers ~~as the case may be~~ shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instruments.

(d) Subject to the provisions of the Financial Instruments, if any, should the Vessel become **a Total Loss** ~~an actual, constructive, compromised or agreed total loss~~ under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners **(or the mortgagees, if any)** who shall distribute the moneys **in accordance with this Charter and the other Transaction Documents** ~~between the Owners and the Charterers according to their respective interest~~. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a **Total Loss**~~total loss as defined in this Clause~~.

(e) The Owners shall upon the request of the Charterers **but subject to the Owners' discretion**, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive **Total Loss**~~total loss~~.

(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the **insured** value of the Vessel is the **amount required in this Charter**~~sum indicated in Box 29~~.

~~14. Insurance, Repairs and Classification~~

~~*(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted).*~~

~~(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charters on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests.~~

~~(b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.~~

~~(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.~~

~~(d) The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a). The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.~~

~~(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~

~~(f) All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.~~

~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~

~~(g) If the conditions of the above insurance permit additional insurance to be placed by the parties suchl cover shall be limited to the amount for each part set out in Box 30 and Box 31 respectively. The Owners or the Charterers as the case may be shall immediately furnish the other part with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~

~~(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payment for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.~~

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PART II
"BARECON 2001" Standard Bareboat Charter

~~(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~(l) Notwithstanding anything contained in sub-clause 10(a), it is greed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.~~

15. Redelivery

Other than in circumstances where Clauses 40.1, 40.2, 40.4, 40.6(d), 48, 49 or 50 apply and subject to Clauses 40.10 and 40.11, at ~~At~~ the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. ~~The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.~~

The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. ~~Notwithstanding the above, should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent. or to the market value, whichever is the higher, for the number of days by which the Charter Period is exceeded.~~ All other terms, conditions and provisions of this Charter shall continue to apply.

~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class that in which she was delivered, fair wear and tear not affected class excepted.~~

The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16. Non-Lien - See Clause 38.4

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:

"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

17. Indemnity - See Clause 41

~~(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~

~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnity the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.~~

~~(b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~

~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~

18. Lien

The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter~~, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned~~.

19. Salvage

All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal

In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owner shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average

The Owners shall not contribute to General Average.

22. Assignment, Sub-Charter and Sale - See Clauses 38, 47.1(p), 43, 48, 49 and 50

(a) The Charterers shall not assign this Charter nor subject to Clause 47.1(a), sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners~~, which shall not be unreasonably withheld~~, and subject to such terms and conditions as the Owners shall approve.

(b) Subject to Clause 43, the Owners may assign this Charter without the prior written consent of the Charterers.

(c) To the extent provided under this Charter, the ~~The~~ Owners **may sell the Vessel to any entity in addition to the Charterers in accordance with Clauses 40.5 and 40.6**~~shall not sell the Vessel during the currency of this Charter except with the prior~~

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~~written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.~~

23. Contracts of Carriage

*) (a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

*) ~~(b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~

~~*) *Delete as applicable.*~~

~~**24. Bank Guarantee**~~

~~*(Optional, only to apply if Box 27 filled in)*~~

~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter.~~

25. Requisition/Acquisition

(a) **Subject to the requirements of any Financial Instruments or Transaction Documents, In** ~~In~~ the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof**.** ~~always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.~~

~~(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".~~

26. War

(a) For the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels or certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.

(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockage be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

~~(d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.~~

(e) The Charterers shall have the liberty:

(i) to comply with all orders, directions, recommendation or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolutions of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f) In the event of outbreak of war (whether there be a declaration of war or not) ~~(i)~~ between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, ~~(ii) between any two~~

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~~or more of the countries stated in Box 36,~~ both the Owners ~~and the Charterers~~ shall have the right to cancel this Charter **in accordance with Clause 40.2**, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

~~**27. Commission**~~

~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.~~

~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission. Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.~~

28. Termination – See Clause 40

~~(a) Charterers' Default~~

~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:~~

~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice.~~

~~(1) Clause 6 (Trading Restrictions)~~

~~(2) Clause 13(a) (Insurance and Repairs)~~

~~provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.~~

~~(b) Owners Default~~

~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.~~

(c) Loss of Vessel **- See Clause 40**

~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~

~~(d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.~~

(e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

29. Repossession

In the event of the termination of this Charter in accordance with the applicable provisions of **Clauses 28 and 40.1**, the Owners shall have the rights **afforded to them under the other provisions of Clause 40** ~~to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the setting of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.~~

30. Dispute Resolution - See Clause 53

(a) ~~The Contract shall be governed by an construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.~~

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~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.~~

~~(b) This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~*) (c) This Contract shall be governed by an construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

~~(d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.~~

~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:~~

~~(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.~~

~~(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.~~

~~(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.~~

~~(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.~~

~~(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.~~

~~(vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.~~

~~*(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)*~~

~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases.~~

~~*) *Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.*~~

31. Notices - See Clause 44

~~(a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.~~

~~(b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

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"BAREC0N 2001" Standard Bareboat Charter

OPTIONAL PART

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1. Specifications and Building Contract

(a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been countersigned as approved by the Charterers.

(b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.

(c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred.

Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.

2. Time and Place of Delivery

(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.

(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.

(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon

(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or

(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers;

(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;

(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.

(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.

3. Guarantee Works

If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

4. Name of Vessel

The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

5. Survey on Redelivery

The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery.

Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

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"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART IV
HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

~~On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~

~~*In the following paragraphs the Owners are referred to as the Seller and the Charterers as the Buyers.*~~

~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~

~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag, shall be for Buyers' account. Any taxes, consular and other charges and expenses connected with closing of the Sellers' register, shall be for Sellers' account.~~

~~In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers.~~
~~The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.) as well as all plans which may be in Sellers' possession.~~

~~The Wireless installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.~~

~~The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.~~

~~The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.~~

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~~**1. Definitions**~~

~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~"The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.~~

~~**2. Mortgage**~~

~~The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply.~~

~~**3. Termination of Charter by Default**~~

~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.~~

~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.~~

67159288.2

Additional Clauses to
Bareboat Charter Party dated                                              2019
between
ORIENTAL FLEET TANKER 12 LIMITED
(东方富利 TANKER12 有限公司)
as owners
and
MONTE CARLO 71 SHIPPING COMPANY LIMITED
as charterers
in respect of
one (1) d/w 50,000 product oil/chemical tanker
named "STENAWECO ENERGY"
with IMO No. 9683984

H O N G K O N G

Contents

32.	Definitions	1
33.	Charter Period	21
34.	Cancellation	21
35.	Conditions Precedent and Conditions Subsequent	22
36.	Delivery	23
37.	Charterhire	24
38.	Possession of Vessel	29
39.	Insurance	29
40.	Termination and Redelivery; War; Total Loss	36
41.	Fees and Expenses; Indemnities;	42
42.	No Waiver of Rights	44
43.	Mortgage and assignment	44
44.	Notices	45
45.	Termination Events	46
46.	Representations and Warranties	50
47.	Charterers' undertakings	53
48.	Purchase Option	59
49.	Purchase Obligation	61
50.	Sale of the Vessel by Purchase Option and Purchase Obligation	61
51.	No Set-off or Tax deduction; FATCA Provisions	63
52.	Increased Costs	65
53.	Governing Law and Jurisdiction	66
54.	Miscellaneous	67
Execution page		68
Schedule 1 : Certificate of Delivery and Acceptance		70
Schedule 2 : Charterhire Schedule		71
Schedule 3 : Collateral Owners, Collateral Charterers and Collateral Vessels		92

i

32.	DEFINITIONS
32.1	In this Charter the following terms shall have the meanings ascribed to them below:
Account Bank means Alpha Bank AE or any other bank or financial institution reasonably acceptable to the Security Trustee with which the Earnings Account is at any time held.
Account Pledge means the pledge over Earnings Account (ΕΝΕΧΥΡΟ ΕΠΙΛΟΓΑΡΙΑΣΜΟΥ ΕΣΟΔΩΝ (ENEXYRO EPI LOGARIASMOU ESODON)) executed or to be executed by the Charterers and the Owners and the Collateral Owners in the agreed form.
Addendum No.1 means an addendum no.1 to the MOA dated on or about the date thereof between the Charterers as sellers and the Owners as buyers.
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
Approved Commercial Managers means Central Shipping and/or any other first class reputable ship management company acceptable to the Security Trustee who may be appointed as commercial manager of the Vessel.
Approved Managers means together, the Approved Commercial Managers and the Approved Technical Managers.
Approved Technical Managers means Central Shipping, Central Mare and/or any other first class reputable ship management company acceptable to the Security Trustee who may be appointed as technical manager of the Vessel.
Approved Valuer means Clarksons Platou, Braemar, Arrow, Howe Robinson, Maersk or any other firm or firms of independent sale and purchase shipbroker proposed by the Charterers and agreed by the Owners.
Assigned Property has the meaning given to that term in the Charterer's Assignment.
Authorisation means:
(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or
(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Balloon Payment means the balloon payment in the amount of which is 20% of the MOA Purchase Price, being the amount payable by the Charterers to the Owners on the last Payment Date.
Banking Day has the meaning given to that term in the MOA.

Breakfunding Costs means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing and/or refinancing the Financing Principal do not fall on a Payment Date (excluding any costs incurred in unwinding any associated interest rate or currency swaps or currency futures transactions entered into by the Owners).
Business Day means a day (other than a Saturday or Sunday):
(a)	in relation to the definition of Quotation Day and to any day on which LIBOR is to be determined, on which banks and the relevant financial markets are open for general business in London;
(b)
in relation to any date for payment of amounts under the Transaction Documents, on which banks and the relevant financial markets are open for general business in Hong Kong, London, Shanghai, Piraeus and the principal financial centre of the country of the currency of payment; and

(c)	in relation to any other matter, on which banks are open for general business in Hong Kong, Shanghai and Piraeus.
Business Ethics Law means any laws, regulations and/or other legally binding requirements or determinations in relation to bribery, corruption, fraud, money-laundering, terrorism, collusion bid-rigging or anti-trust, human rights violations) (including forced labour and human trafficking) which are applicable to either Party or any other Security Party or to any jurisdiction where activities are performed and which shall include: (a) the United Kingdom Bribery Act 2010; and (b) the United States Foreign Corrupt Practices Act 1977.
Call Option Agreement means the call option agreement dated 30 December 2014 made between the Original Sellers (as owners) and the Charterers (as option holder) pursuant to the Existing Charter, as may be supplemented, amended or otherwise modified from time to time (including all side letters and other agreements relating thereto).
Cancelling Date means 15 December 2019 (or such later date as may be agreed by the Charterers and the Owners).
Central Mare means Central Mare Inc., a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 32656.
Central Shipping means Central Shipping Inc., a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 98339.
Certificate of Delivery and Acceptance means a certificate substantially in the form set out in Schedule 1 to be signed by the Owners and the Charterers upon Delivery.
Change of Control occurs when, at any time, without the prior written consent of the Owners:
(a)	the Guarantor ceases to control the Charterers; or

(b)	the Substantial Shareholder ceases to control the Guarantor or the Charterers, and for the purpose of this Charter and the other Transaction Documents, control of one person (the first person) by another person (the second person) or the first person being controlled by the second person means that the second person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or a majority of the members of the board of directors or other governing body of the first person or otherwise controls or has the power of control over the affairs and policies of the first person.
Charterer's Assignment means the charterer's assignment executed or to be executed by the Charterers and the Security Trustee in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign their rights under the Assigned Property in favour of the Security Trustee in the agreed form.
Charterhire means:
(a)	in respect of the Commencement Date, the Upfront Charterhire;
(b)	in respect of a Payment Date, the aggregate of the amount of (i) the Fixed Charterhire and (ii) the Variable Charterhire, payable under this Charter on that Payment Date; and
(c)
in respect of the last Payment Date, the aggregate of the amount of (i) the Balloon Payment, (ii) the Fixed Charterhire and (iii) the Variable Charterhire, payable under this Charter on that Payment Date.

Charterhire Principal means the amount, at any point in time, calculated as the aggregate outstanding amount of the Fixed Charterhire and the Balloon Payment, less any payment of the Fixed Charterhire and the Balloon Payment received by the Owners under this Charter, as more particularly set out in the column entitled "Charterhire Principal" in the Charterhire Schedule, as the same may from time to time be adjusted in accordance with this Charter.
Charterhire Schedule means the charterhire schedule set out in Schedule 2 (as the same may from time to time be amended or replaced including without limitation by each Revised Charterhire Schedule).
Charter Period means the period commencing on the Commencement Date and described in Clause 33.3 unless terminated earlier in accordance with the provisions of this Charter.
Classification Society means DNV-GL or such other first class international classification society being a member of International Association of Classification Society approved in writing by the Owners and their financiers (if any).
Code means the US Internal Revenue Code of 1986, as amended from time to time.
Collateral Charter means, in relation to each Collateral Vessel, the bareboat charterparty in respect of that Collateral Vessel entered or to be entered into between the relevant Collateral Owner (as owners) and the Collateral Charterer (as charterers), as may be supplemented, amended or otherwise modified from time to time (including all side letters and other agreements relating thereto), and Collateral Charters means both of them.
Collateral Charterers means together, the collateral charterers described in Schedule 3, and Collateral Charterer means either of them.
Collateral Owners means together, the collateral owners described in Schedule 3, and Collateral Owner means either of them.
Collateral Security Parties means together, in relation to each Collateral Vessel, the parties defined as Collateral Security Parties under the relevant Collateral Charter, and Collateral Security Party means any of them.
Collateral Security Documents means together, in relation to each Collateral Vessel, the documents defined as Security Documents under the relevant Collateral Charter, and Collateral Security Document means any of them.
Collateral Transaction Documents means together, in relation to each Collateral Vessel, the relevant Collateral Charter, the relevant Collateral Security Documents and any other documents defined as a Transaction Document under that Collateral Charter, and Collateral Transaction Document means any of them.
Collateral Vessels means together, the vessels described in Schedule 3, and Collateral Vessel means either of them.
Commencement Date means the date on which Delivery takes place.
Creditor Parties means together, the Owners, the Collateral Owners and the Security Trustee, and Creditor Party means any of them.
Deed of Charge means the deed of charge over the shares in the Charterers granted by the Guarantor in favour of the Security Trustee in such form as may be acceptable to the Security Trustee.
Default Rate means the percentage sum of the Interest Rate plus two per cent. (2%) per annum.
Delivery means the delivery of the Vessel from the Owners to the Charterers pursuant to this Charter on the Commencement Date.
Dollars, $ and US$ mean the lawful currency for the time being of the US.
Earnings means all moneys whatsoever which are now, or later become, due or payable to the Charterers and which arise out of the use or operation of the Vessel, including:
(a)
all freight, hire and passage moneys, compensation payable in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel;

(b)
if and whenever the Vessel is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel; and

(c)	all other payments or proceeds of any kind whatsoever relating to the Vessel as would be deemed "earnings" under GAAP or other applicable accounting principles.
Earnings Account means an account in the name of the Charterers with the Account Bank as follows:

Beneficiary Bank:	Alpha Bank AE
Shipping Finance Division
93, Akti Miaouli
185-38 Piraeus Greece
Swift Code:	CRBAGRAAXXX
Beneficiary Name:	Monte Carlo 71 Shipping Company Limited
Account Number:	960 01 5006 026516
IBAN:	GR21 0140 9600 9600 1500 6026 516

or such other account (with the Account Bank or another office of the Account Bank) as the Security Trustee may from time to time designate and into which all Earnings shall be paid for the purpose of this Charter and the Charterer's Assignment.
Environmental Claim means:
(a)
any claim which relates to the Vessel or its passengers or cargo from time to time by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person in relation to the Vessel or its passengers or cargo from time to time which relates to an Environmental Incident or an alleged Environmental Incident, and claim means a claim for damages, compensation, fines, penalties or any other payment; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
Environmental Incident means:
(a)	any release of Environmentally Sensitive Material from the Vessel;
(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Owners and/or the Charterers and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident involving the Vessel in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually arrested and/or where the Owners and/or the Charterers and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action.

Environmental Law means any law relating to pollution or protection of the environment, to the carriage or actual or threatened releases of Environmentally Sensitive Material.
Environmentally Sensitive Material means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
Existing Charter means a bareboat charter dated 30 December 2014 made between the Original Sellers (as owners) and the Charterers (as charterers), together with all supplements and amendments to it.
Existing Mortgage means the first preferred Marshall Islands ship mortgage dated 29 January 2015 and executed by the Original Sellers (as owner) in favour of the Existing Mortgagee, together with all supplements and amendments to it.
Existing Mortgagee means CIT Finance LLC.
Existing Security Documents means collectively:
(a)	in relation to the Existing Mortgagee:
(i)	the Existing Mortgage;
(ii)	the manager's undertaking dated 29 January 2015 and made between Central Shipping Monaco SAM in favour of the Existing Mortgagee;
(iii)	the manager's undertaking dated 29 January 2015 and made between Central Mare in favour of the Existing Mortgagee; and
(iv)	the manager's undertaking dated 29 January 2015 and made between Epsilon Hellas (Overseas) Ltd. in favour of the Existing Mortgagee; and
(b)	in relation to the Original Sellers:
(i)	the Existing Charter;
(ii)	the general assignment dated 29 January 2015 and made between the Charterers (as assignor) and the Original Sellers (as assignee);
(iii)	the pledge of share certificate dated 29 January 2015 and made between the Guarantor (as pledgor) and the Original Sellers (as pledgee);

(iv)	the charterparty assignment dated 29 January 2015 and made between the Charterers (as charterer) and the Original Sellers (as owner);
(v)	the manager's undertaking dated 29 January 2015 and executed by Central Shipping Monaco SAM in favour of the Original Sellers;
(vi)	the manager's undertaking dated 29 January 2015 and executed by Central Mare in favour of the Original Sellers; and
(vii)	the manager's undertaking dated 29 January 2015 and made between Epsilon Hellas (Overseas) Ltd. in favour of the Original Sellers, and in each case, together with all supplements and amendments to it.
FATCA means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Deduction means a deduction or withholding from a payment under this Charter or the Transaction Documents required by or under FATCA.
FATCA Exempt Party means a Relevant Party that it is entitled under FATCA to receive payments free from any FATCA Deduction.
FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.
FATCA Non-Exempt Party means any Relevant Party who is not a FATCA Exempt Party.
FATCA Payment means the increase in a payment made by a Security Party to the Owners under Clause 51.2.2.
Fee Letter means the fee letter dated on or about the date hereof setting out the Handling Fee payable by the Charterers to the Owners.
Finance Party Quiet Enjoyment Letter means, if requested by the Sub-Charterer, a quiet enjoyment letter in relation to the Vessel issued or to be issued the Mortgagee in favour of the Sub-Charterer and acknowledged by the Owners, the Charterers and the Sub-Charterer in form and substance acceptable to the Mortgagee, the Owners, the Charterers and the Sub-Charterer.

Financial Indebtedness means, in relation to a person (the debtor), a liability of the debtor (whether present or future, actual or contingent):
(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP as at the date of this Agreement, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.
Financial Instruments means any mortgage, deed of covenants, the general assignment or such other financial security instruments granted to the Owners' financiers as security for the obligations of the Owners in relation to financing and/or refinancing the acquisition of the Vessel.
Financing Principal means the amount which is the lower of US$21,375,000 and 75% of the MOA Purchase Price, as the same may from time to time be adjusted in accordance with this Charter.
First MOA means the memorandum of agreement for sale and purchase of the Vessel made or to be made between the Original Sellers (as sellers) and the Charterers (as buyers) pursuant to the Call Option Agreement, as may be supplemented, amended or otherwise modified from time to time (including all side letters and other agreements relating thereto).

Fixed Charterhire means, on each Payment Date, the corresponding monthly instalment as set out in the column entitled "Fixed Charterhire" in Schedule 2, as the same may from time to time be adjusted in accordance with this Charter.
GAAP means, in relation to each of the Charterers and the Guarantor, generally accepted accounting principles, standards and practices in the US.
Governmental Agency means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).
Group means the Guarantor and its Subsidiaries.
Guarantee means the guarantee executed by the Guarantor in favour of the Owners on or about the date hereof guaranteeing inter alia the obligations of the Charterers under this Charter.
Guarantor means Top Ships Inc., a corporation incorporated in the Republic of the Marshall Islands with registration no. 3571.
Handling Fee means an irrevocable and non-refundable handling fee in the amount set out in the Fee Letter payable by the Charterers to the Owners in accordance with the Fee Letter.
Hire Calculation Period means the period of time commencing from the Commencement Date until the date that is the second (2nd) Payment Date and each period of one (1) month thereafter from the last day of the preceding Hire Calculation Period; provided that if a Hire Calculation Period would otherwise expire on a day which is beyond the last day of the Charter Period, that Hire Calculation Period shall be shortened to expire on the last day of the Charter Period.
Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
Hong Kong means the Hong Kong Special Administrative Region of the People's Republic of China.
Insurances means:
(a)
all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)
all rights, proceeds and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

Interest Rate means the sum of LIBOR plus the Margin.

ISM Code means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms safety management system, Safety Management Certificate and Document of Compliance have the same meanings as are given to them in the ISM Code).
ISPS Code means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.
Legal Opinion means:
(a)	any legal opinion delivered pursuant to Clause 5 of Part B and Clause 2 of Part D of Addendum No.1; or
(b)	any legal opinion which the Creditor Parties may obtain or arrange with respect to the Charterers or any other Security Parties.
Legal Reservations means:
(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Act (1980) and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of any stamp duty may be void or the defences of set-off or counter-claim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
any reservations or qualifications as to matters of law (but excluding at all times any reservations or qualifications as to matters of fact) referred to in any Legal Opinion.
LIBOR means:
(a)	the applicable Screen Rate as of 11:00 a.m. (London time) on the Quotation Day for Dollars and for a period of three (3) months; or
(b)	as otherwise determined pursuant to Clause 37.8.
Major Casualty means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$1,000,000 or the equivalent in any other currency.
Management Agreements means together:

(a)	in relation to commercial, technical and crew management of the Vessel, the ship management agreement dated 1 January 2019 and made between the Charterers and Central Shipping; and
(b)	in relation to the technical management of the Vessel, the sub-management agreement dated 1 January 2019 and made between Central Shipping and Central Mare, together with all supplements and amendments to them.
Manager's Undertakings means the letters of undertaking executed by the Approved Managers and any other named assured or co-assured of the Vessel in favour of the Security Trustee subordinating their respective rights against the Vessel and the Charterers to the rights of the Creditor Parties and their financiers (if any) in an agreed form.
Margin means 3.9% per annum.
Market Disruption Event means:
(a)
at or about noon (London time) on the Quotation Day for the relevant Hire Calculation Period the relevant Screen Rate is not available and none or only one of leading banks in the London interbank market supplies a rate to the Owners to determine LIBOR for dollars for the relevant Hire Calculation Period; or

(b)
before close of business in Hong Kong on the Quotation Day for the relevant Hire Calculation Period, the cost to the Owners of funding the Charterhire Principal from whatever source it may select would be in excess of LIBOR.

Market Value means, in relation to the Vessel, at a relevant date, one (1) valuation obtained by the Charterers (or failing which obtained by the Owners) and prepared:
(a)	on a date no earlier than thirty (30) days prior to the relevant date;
(b)	by one (1) Approved Valuer;
(c)	with or without physical inspection of the Vessel;
(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)	if a range of valuation is given by the Approved Valuer, the lower end of the range shall apply, with the expenses of all such valuations being borne by the Charterers.
Market Value at Closing means, in relation to the Vessel, on the MOA Delivery Date, the arithmetic average of two (2) valuations obtained by the Owners and prepared:
(a)	on a date no earlier than fifteen (15) days prior to the MOA Delivery Date;

(b)	by two (2) Approved Valuers respectively, one (1) appointed by the Owners and one (1) appointed by the Charterers;
(c)	with or without physical inspection of the Vessel;
(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)	if a range of valuation is given by an Approved Valuer, the lower end of the range shall apply for that Approved Valuer, with the expenses of all such valuations being borne by the Charterers.
MARPOL Protocol means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).
Material Adverse Effect means, in the reasonable opinion of the Owners, a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Charterers or any other Security Party;
(b)	the ability of the Charterers or any other Security Party to perform its material obligations under any Transaction Document to which it is a party;
(c)	the validity, legality or enforceability of any Transaction Document or the rights or remedies of the Owners or any other Creditor Party under any of the Transaction Documents; or
(d)	the validity, legality or enforceability of, or the effectiveness or priority and ranking of any Security Interests granted pursuant to any of the Security Documents.
MOA means the memorandum of agreement dated on or about the date hereof as supplemented by Addendum No.1 between the Charterers as sellers and the Owners as buyers in relation to the sale and purchase of the Vessel, as may be supplemented, amended or otherwise modified from time to time (including all side letters and other agreements relating thereto).
MOA Delivery means the actual delivery of the Vessel by the Charterers as sellers to and the actual acceptance of the Vessel by the Owners as buyers under and in accordance with the provisions of the MOA.
MOA Delivery Date means the date of MOA Delivery.
MOA PDA means the protocol of delivery and acceptance to be executed and delivered by the Charterers as sellers and the Owners as buyers pursuant to the MOA.

MOA Purchase Price means the amount which is the lower of US$28,500,000 and the Market Value at Closing of the Vessel, being the purchase price of the Vessel paid by the Owners (as buyers) to the Charterers (as sellers) under the MOA.
Mortgagee has the meaning given to that term in Clause 43.1.
Net Average Market Value has the meaning given to that term in Clause 40.6(a).
Net Sale Proceeds has the meaning given to that term in Clause 40.6(b)(i).
Original Financial Statements means, in relation to the Guarantor, the audited consolidated financial statements of the Group for the financial year ended 31 December 2018.
Original Sellers means ECO Energy LLC, a limited liability company incorporated in the Republic of the Marshall Islands.
Owners Account means an account of the Owners with Bank of China (Hong Kong) Limited or such other account as the Owners may from time to time designate and notified to the Charterer and into which all Charterhire and all other sums payable under this Charter by the Charterers to the Owners shall be paid in accordance with this Charter.
Owners Quiet Enjoyment Letter means, if requested by the Sub-Charterer, a quiet enjoyment letter in relation to the Vessel issued or to be issued by the Owners in favour of the Sub-Charterer and acknowledged by the Charterers and the Sub-Charterer in form and substance acceptable to the Owners, the Charterers and the Sub-Charterer.
Parties means together, the Owners and the Charterers.
Payment Date means each of the Commencement Date, the date falling on the 10th day of the month falling immediately after the Commencement Date and the dates falling on the 10th day of each month commencing thereafter and (in the case of the last Payment Date) the date on which (i) the Balloon Payment, the last instalment of the Fixed Charterhire and the last instalment of the Variable Charterhire are to be paid by the Charterers to the Owners pursuant to Clause 37.2(b) and (ii) the Purchase Obligation Price is to be paid by the Charterers to the Owners pursuant to Clause 49.
Permitted Security Interests means:
(a)	Security Interests created by a Transaction Document or a Financial Instrument;
(b)	prior to Delivery, Security Interests created by the Existing Security Documents;
(c)	liens for unpaid master's and crew's wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;
(d)	liens for salvage;

(e)	liens for master's disbursements incurred in the ordinary course of trading;
(f)
any other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel where the Charterers are contesting the claim giving rise to such lien in good faith by appropriate steps and for the payment of which adequate reserves have been made in case the Charterers finally have to pay such claim so long as any such proceedings shall not, and may reasonably be considered unlikely to, lead to the arrest, sale, forfeiture or loss of the Vessel or any interest in the Vessel;

(g)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Charterers are prosecuting or defending such action in good faith by appropriate steps;

(h)
Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made; and

(i)	such other Security Interests as permitted in writing by the Owners and/or the Security Trustee.
Purchase Obligation means the purchase obligation imposed on the Charterers by the Owners pursuant to Clause 49.
Purchase Obligation Date means the date on which the Owners shall transfer the legal and beneficial interest in the Vessel to the Charterers, and the Charterers shall purchase the Vessel, being the last day of the Charter Period which is also the last Payment Date.
Purchase Obligation Price means the relevant price payable under this Charter in the amount of US$1 and payable under Clause 49.
Purchase Option means the purchase option granted by the Owners to the Charterers pursuant to Clause 48.1.
Purchase Option Date means the date specified in the Purchase Option Notice as being the date on which the Owners shall sell and transfer the legal and beneficial interest in the Vessel to the Charterers, and the Charterers shall purchase and accept the same.
Purchase Option Notice means the notice given pursuant to Clause 48.3 and containing the details specified in Clause 48.5.
Purchase Option Price means the relevant price payable under this Charter in US$ in the amount set out in Clause 48.4, as the same may from time to time be adjusted in accordance with this Charter.
Quotation Day means:

(a)	in relation to the first Hire Calculation Period for which the Interest Rate for that Hire Calculation Period is to be determined, five (5) Business Days before the first day of that period; and
(b)	in relation to any other period for which an Interest Rate is to be determined, fourteen (14) Business Days before the first day of that period (or such later date as the Owners may agree), and in each case, unless market practice differs in the London interbank market for that currency, in which case the Quotation Day for that currency will be determined by the Owners in accordance with market practice in the London interbank market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).
Relevant Jurisdictions means together, in relation to a Security Party:
(a)	its jurisdiction of incorporation;
(b)	any jurisdiction where any property owned by it and charged under a Transaction Document is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	any jurisdiction whose laws govern the perfection of any of the Transaction Documents entered into by it creating a Security Interest, and Relevant Jurisdiction means any of them.
Relevant Party means any of the parties to this Charter and the Transaction Documents.
Requisition Compensation includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of Total Loss.
Restricted Countries means those countries subject to country-wide or territory-wide Sanctions and/or trade embargoes, in particular but not limited to pursuant to the US's Office of Foreign Asset Control of the US Department of Treasury (OFAC).
Restricted Person means a person, entity or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, the US and the US Department of Treasury's Office of Foreign Assets Control (OFAC), the United Kingdom, Her Majesty's Treasury (HMT) and the Foreign and Commonwealth Office of the United Kingdom, the People's Republic of China and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).
Sanctions means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law or regulation of the United Nations, the United Kingdom, the US (including, without limitation, OFAC), the People's Republic of China or the Council of the European Union.
Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Owners may specify another page or service displaying the relevant rate after consultation with the Charterers.
Security Documents means the Guarantee, the Charterer's Assignment, the Account Pledge, the Deed of Charge, the Manager's Undertakings, the Trust Deed, the Collateral Security Documents of both Collateral Vessels and any other security documents granted as security for the obligations of the Charterers under or in connection with this Charter.
Security Interest means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
Security Parties means together:
(a)
the Charterers, the Guarantor, the Approved Managers and any party providing security to the Owners and/or the Security Trustee for the Charterers' obligations under this Charter pursuant to a Security Document; and

(b)	the Collateral Security Parties of both Collateral Vessels,
and Security Party means any of them.
Security Perfection Requirements means:
(a)	delivery of the original share certificates for the shares held by the Guarantor in the Company and the ancillary documents to be delivered under the Deed of Charge;
(b)	service by the Greek court bailiff of an original signed Account Pledge on the Account Bank and the Charterers;
(c)	execution of all notices, acknowledgments and consents as required under the Transaction Documents; and
(d)	any other Authorisations of the Transaction Documents as may be required or recommended in any Legal Opinion.

Security Trustee means ORIENTAL FLEET TANKER 11 LIMITED (东 方富利 TANKER11 有限公司), a corporation incorporated in the Republic of the Marshall Islands with registration no. 101325.
Sub-Charter means the time charterparty dated 17 July 2014 as supplemented by an addendum no.2 dated 3 March 2015, an addendum no.3 dated 25 November 2016 and an addendum no.4 dated 28 December 2017 made between the Charterers and Stena Bulk A/S (CVR no. 33396953) (previously Stena Weco A/S) or any contract of affreightment, or any demise charterparty, or any other time or voyage charterparty exceeding eighteen (18) months' duration (whether by virtue of any optional extensions or otherwise) entered into between the Charterers and a Sub-Charterer for the chartering of the Vessel by the Charterers to such Sub-Charterer during the Charter Period, as the same may at any time be supplemented, amended or extended.
Sub-Charterer means Stena Bulk A/S (CVR no. 33396953) (previously Stena Weco A/S) or any other person entering into a contract of affreightment, or any demise charterparty, or any time or voyage charterparty exceeding eighteen (18) months' duration (whether by virtue of any optional extensions or otherwise) with the Charterers for the chartering of the Vessel by the Charterers to such person.
Subsidiary means in relation to any company or corporation, a company or corporation:
(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;
(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or
(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.
Substantial Shareholder means The Lax Trust of Level 3, 18 Stanley Street, Auckland 1010, New Zealand.
Surplus Retention Proceeds has the meaning given to that term in Clause 40.6(c)(i).
Surplus Sale Proceeds has the meaning given to that term in Clause 40.6(b)(iv).
Termination Event means any event described in Clause 45.
Termination Sum means, in respect of any date, the aggregate of:
(a)	the Purchase Option Price applicable on the relevant date as if that relevant date is a Purchase Option Date; and
(b)	(i) the Breakfunding Costs and (ii) any costs incurred and expenses incurred by the Owners and any other Creditor Parties (and their financiers (if any)) in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Transaction Documents and any default interest in relation thereto.
Total Loss means:
(a)	actual, constructive, compromised, agreed or arranged total loss of the Vessel;
(b)
any expropriation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration (excluding a requisition for hire); or

(c)
any arrest, capture, seizure, confiscation or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (b) of this definition), which is effected by any Governmental Agency or by any person or persons claiming to be or to represent a Governmental Agency or other persons unless it is redelivered within three (3) months to the full control of the Owners or the Charterers.

Transaction Documents means together, the Existing Charter, the Call Option Agreement, the First MOA, this Charter, the MOA, the Fee Letter, the Security Documents and the Collateral Transaction Documents, and Transaction Document means any of them.
Trust Deed means a trust deed executed by the Owners, the Collateral Owners, the Charterers, the Collateral Charterers, the Guarantor, Central Shipping, Central Mare and the Security Trustee on or about the date hereof pursuant to which the Security Trustee has agreed to declare that it holds the Trust Property (as defined therein) on trust for the benefit of the Creditor Parties.
Upfront Charterhire means the non-refundable upfront charterhire in the amount of which is the lower of US$7,125,000 and 25% of the MOA Purchase Price, being the excess amount of the MOA Purchase Price over the Financing Principal payable by the Charterers on the Commencement Date, which shall be deducted by the Owners from the MOA Purchase Price paid by the Owners (as buyers) to the Charterers (as sellers) under the MOA, as more particularly set out in the column entitled "Upfront Charterhire" in the Charterhire Schedule, as the same may from time to time be adjusted in accordance with this Charter.
US means the United States of America. US Tax Obligor means:
(a)	the Charterers, if they are resident for tax purposes in the US; or
(b)	any other Security Parties some or all of whose payments under the Transaction Documents are from sources within the US for US federal income tax purposes.

Variable Charterhire means, on each Payment Date, an amount equal to interest accrued on such amount of Charterhire Principal at the Interest Rate during the relevant Hire Calculation Period, which in each case shall accrue and be calculated on the actual number of days such Charterhire Principal was outstanding during such period and on the basis of a year of three hundred and sixty (360) days.
32.2	In this Charter:
(a)	agreed form means, in relation to a document, such document in a form agreed in writing between (i) the Owners or the Security Trustee and (ii) the Charterers;
(b)	asset includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;
(c)	company includes any partnership, joint venture and unincorporated association;
(d)	consent includes an Authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;
(e)	contingent liability means a liability which is not certain to arise and/or the amount of which remains unascertained;
(f)	continuing means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners or remedied to the satisfaction of the Owners;
(g)	document includes a deed; also a letter, fax or telex;
(h)	expense means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
(i)	including shall be construed as including without limitation (and cognate expressions shall be construed similarly);
(j)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(k)
law includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(l)	legal or administrative action means any legal proceeding or arbitration and any administrative or regulatory action or investigation;
(m)	liability includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;
(n)	months shall be construed in accordance with Clause 32.3;

(o)
person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(p)	policy, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
(q)
protection and indemnity risks means the usual risks covered by the UK P&I Club or any other protection and indemnity association which is a member of the International Group of P&I Clubs acceptable to the Owners and the Security Trustee including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of Clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), Clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or Clause 8 of the Institute Time clauses (Hulls) (1/11/1995) or the Institute Amended Running Down clause (1/10/71) or any equivalent provision;

(r)
regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(s)
tax includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine;

(t)	a provision of law is a reference to that provision as amended or re-enacted; and
(u)	a time of day is a reference to Hong Kong time.
32.3	Meaning of month
A period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)
if a Hire Calculation Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Hire Calculation Period is to end.

The above rules will only apply to the last month of any period.
32.4	In this Charter:
(a)
references to a Transaction Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners and/or the Security Trustee approve;

(b)	references to, or to a provision of, a Transaction Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;
(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise;
(d)	references to Clauses, Sub-Clauses and Schedules are to be construed as references to clauses and sub-clauses of, and schedules to, this Charter; and
(e)	words denoting the singular number shall include the plural and vice versa, and words importing a gender include every gender.
32.5	Headings
In interpreting a Transaction Document or any provision of a Transaction Document, all clauses, sub-clauses and other headings in that and any other Transaction Document shall be entirely disregarded.
33.	CHARTER PERIOD
33.1	The Charter Period shall commence on the Commencement Date.
33.2	Notwithstanding the foregoing and subject to the terms herein, this Charter shall be in full force and effect and valid, binding and enforceable against the Parties with effect from the date hereof.
33.3
The Charter Period shall, subject to the terms of this Charter, continue for a period from the Commencement Date to and including the date falling one hundred and nineteen (119) months after the second (2nd) Payment Date.

34.	CANCELLATION
If, prior to any payment (i) being due or payable or (ii) having been made by the Owners under the MOA, a Termination Event occurs and is continuing, then this Charter shall immediately terminate and be cancelled without the need for either of the Owners or the Charterers to take any action whatsoever, provided that the Owners shall be entitled to retain all fees paid by the Charterers pursuant to Clause 41.1 (and without prejudice to Clause 41.1 but if such fees have not been paid but are due and payable, the Charterers shall forthwith pay such fees to the Owners in accordance with Clause 41.1). Such payment shall not be construed as a penalty but shall represent an agreed estimate of the losses and damage incurred by the Owners in entering into this Charter and shall therefore be paid as compensation to the Owners.
35.	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT
35.1	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:
(a)	no Termination Event having occurred which is continuing;
(b)	no other event has occurred which with the giving of notice or lapse of time would, if not remedied, constitute a Termination Event;
(c)	the representations and warranties contained in Clause 46 being true and correct in all aspects on the date hereof by reference to the facts and circumstances then existing;
(d)	the Charterers (as sellers) and the Owners having duly executed and entered into the MOA;
(e)	the MOA Delivery occurring on or before the Cancelling Date;
(f)	the Owners having received from the Charterers:
(i)	on the date of this Charter, the documents or evidence set out in Part AI of Addendum No.1 in form and substance satisfactory to them;
(ii)	no less than fourteen (14) days prior to Delivery, the documents or evidence set out in Part AII of Addendum No.1 in form and substance satisfactory to them;
(iii)	no less than seven (7) Banking Days prior to Delivery, the documents or evidence set out in Part AIII of Addendum No.1 in form and substance satisfactory to them;
(iv)
no less than three (3) Banking Days prior to Delivery (or such later date as the Owners may agree), the documents or evidence set out in Part AIV of Addendum No.1 in form and substance satisfactory to them;

(v)	no less than one (1) Banking Day prior to Delivery, the documents or evidence set out in Part BI of Addendum No.1 in form and substance satisfactory to them; and
(vi)	on or before Delivery, the documents or evidence set out in Part BII of Addendum No.1 in form and substance satisfactory to them.
35.2
The obligation of the Owners to continue chartering the Vessel to the Charterers hereunder is subject to and conditional upon the Owners having received from the Charterers on or before such dates as specified in Parts C and D of Addendum No.1 the documents or evidence set out in Parts C and D of Addendum No.1 in form and substance satisfactory to them.

35.3	Upon the requirements of Clause 35.1 and Clause 35.2 being fulfilled or waived to the satisfaction of the Owners, the Owners shall give notice thereof to the Charterers.
35.4
The conditions precedent set out in Clause 35.1 and the conditions subsequent set out in Clause 35.2 are for the sole benefit of the Owners and may be waived in whole or in part, with or without conditions without prejudicing the right of the Owners to require fulfilment of such conditions in whole or in part at any time thereafter.

36.	DELIVERY
36.1
Subject to the requirements of Clause 35.1 being fulfilled or waived to the satisfaction of the Owners, on delivery to and acceptance by the Charterers of the Vessel from the Original Sellers under the First MOA, on delivery to and acceptance by the Owners of the Vessel from the Charterers as sellers under the MOA and subject to the provisions of this Clause 36.1, the Vessel shall be deemed to have been delivered to, and accepted (without reservation) by, the Charterers under this Charter (irrespective of whether the Charterers shall become and be entitled to the possession and use of the Vessel).

36.2
On Delivery, as evidence of the commencement of the Charter Period, the Charterers and the Owners shall sign the Certificate of Delivery and Acceptance. Without prejudice to this Clause, the Charterers shall be deemed to have accepted the Vessel under this Charter, and the commencement of the Charter Period having started, on Delivery even if, for whatever reason, the Certificate of Delivery and Acceptance is not signed but Delivery has occurred.

36.3
Without prejudice and notwithstanding the provisions of this Clause, the Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by (a) the Charterers from the Original Sellers under the First MOA and (b) the Owners from the Charterer as sellers under the MOA, and the Owners shall not be liable for any losses, cost or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise and whether before or after Delivery:

(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or
(b)
arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence unless such delay or failure results solely from a failure by the Owners to pay the MOA Purchase Price pursuant to, and in accordance with, the terms of the MOA.

36.4
The Owners will not and shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases in storage tanks and unopened drums of the Vessel, but the Vessel shall be delivered with whatever is onboard when delivered by the Original Sellers (as sellers) to the Charterers (as buyers) under the First MOA and the Charterers (as sellers) to the Owners (as buyers) under the MOA.

36.5
The Charterers hereby acknowledge and agree that the Owners are not the manufacturer or original supplier of the Vessel and that the Owners make no condition, term, representation or warranty, express or implied (and whether statutory or otherwise) as to the Owners' title to the Vessel or as to the seaworthiness, merchantability, condition, design, operation, performance, quality, capacity or fitness for use or as to the eligibility of the Vessel for any particular trade or operation or any other condition, term, representation or warranty whatsoever, express or implied, with respect to the Vessel. Acceptance of delivery by the Charterers or (as the case may be) deemed delivery of the Vessel to the Charterers under this Charter shall be conclusive proof evidencing that, for the purposes of the obligations and liabilities of the Owners hereunder or in connection herewith, the Vessel is at that time seaworthy, in accordance with the provisions of this Charter, in good working order and repair and without defect or inherent vice whether or not discoverable by the Charterers and free and clear of all liens, Security Interests and debts of whatsoever nature save for the Security Interests granted pursuant to the Security Documents.

36.6
Notwithstanding and without prejudice to the foregoing Clause 36.5, the Charterers hereby waive all of their rights in respect of any condition, term, representation or warranty express or implied (and whether statutory or otherwise) on the part of the Owners and all of their claims against the Owners howsoever and whatsoever that may arise in respect of the Vessel or the Owners' title thereto, or all of their rights therein or arising out of the operation of the Vessel or the chartering thereof under this Charter (including in respect of the seaworthiness or otherwise of the Vessel).

36.7
The Charterers agree that the Owners shall be under no liability to supply any replacement Vessel or any piece or part thereof during any period when the Vessel is unusable and shall not be liable to the Charterers or any other person as a result of the Vessel being unusable.

37.	CHARTERHIRE
37.1
In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners the Charterhire in respect of the chartering of the Vessel during the Charter Period. An indicative Charterhire Schedule setting out the amount of the Upfront Charterhire, the Balloon Payment and the Fixed Charterhire is set out in Schedule 2. The Charterers hereby agree with the Owners and acknowledge that the Charterhire as set out in Schedule 2 shall be calculated on the basis that the Financing Principal is in the amount of US$21,375,000.

37.2	Subject to the terms of this Clause, each instalment of the Fixed Charterhire and the Variable Charterhire shall be paid on each Payment Date on the following basis:
(a)
the first instalment of the Charterhire shall be paid on the Commencement Date and shall comprise the Charterhire payable in advance in respect of the period from the Commencement Date up to and including the date falling on the 10th day of the month falling immediately after the Commencement Date; and

(b)
thereafter each instalment of Charterhire shall be paid on the date falling one (1) month thereafter and shall comprise the Charterhire payable in advance in mrespect of each such one (1) month's period, PROVIDED THAT:

(i)
the Charterers shall pay Variable Charterhire on the second (2nd) Payment Date which has accrued on the Charterhire Principal in respect of the shortened Hire Calculation Period commencing from the Commencement Date and up to the second (2nd) Payment Date on a pro-rata basis; and

(ii)
on the last Payment Date the Charterers shall pay to the Owners the Balloon Payment together with the last instalment of Fixed Charterhire and the last instalment of Variable Charterhire which together shall comprise the Charterhire payable in arrears in respect of the one (1) month's period from the second (2nd) last Payment Date to the last Payment Date, and in each case Charterhire shall be paid in same day available funds by no later than 4:00 p.m. (Hong Kong time) and the Charterers shall provide evidence of payment for the Owners' tracking of the relevant remittance. Payment of Charterhire shall be deemed earned when paid and shall not be refundable.
37.3
The Vessel shall not at any time be deemed off-hire and the Charterers' obligation to pay all Charterhire and other amounts payable in this Charter shall be paid in Dollars and shall be absolutely and unconditionally payable under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

(a)
any set off, counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)
any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any title defect or Security Interest or any dispossession of the Vessel by title paramount or otherwise, unless caused by the fault or gross negligence of the Owners and/or the Security Trustee;
(d)	any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade;
(e)	any damage (including damage resulting in a Total Loss) to or forfeiture or court marshall's or other sale of the Vessel;

(f)
any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers;
(h)
any invalidity, unenforceability, lack of due authorization or other defect, or any failure or delay in performing or employing with any of the terms and provisions of this Charter or any of the Transaction Documents by any party to this Charter or any other person;

(i)
any enforcement or attempted enforcement by any of the Owners or the other Creditor Parties of their rights under this Charter or any of the Transaction Documents executed or to be executed pursuant to this Charter; or

(j)
any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter.

37.4	Time of payment of Charterhire and other payments by the Charterers shall be of the essence of this Charter.
37.5	All payments of Charterhire and any moneys payable hereunder shall be made in Dollars.
37.6	All Charterhire and any other moneys payable hereunder shall be payable by the Charterers to the Owners Account.
37.7	Payment of Charterhire shall be at the Charterers' risk until receipt by the Owners of the payment into the Owners Account.
37.8	(a)	If a Market Disruption Event occurs in relation to any Charterhire for any HireCalculation Period, then the Interest Rate for the relevant period shall be the rate per annum which is the sum of:
(i)	the Margin; and
(ii)
the rate notified to the Charterers by the Owners in writing as soon as practicable and in any event before interest is due to be paid in respect of that Hire Calculation Period, to be that which expresses as a percentage rate per annum the cost to the Owners of funding the Charterhire for such period from whatever comparable source it may select, provided that the Owners shall use their reasonable endeavours to provide or procure the provision of the evidence of such rate.

(b)
If a Market Disruption Event occurs and the Owners or the Charterers so require, the Owners and the Charterers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph 37.8(b) above shall, with the prior consent of the Owners and the Charterers, be binding on both the Owners and the Charterers.
37.9	All stamp duty, value added tax, withholding or other taxes and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:
(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and
(b)	the import, export, purchase, delivery and re-delivery of the Vessel, shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.
37.10
If requested by the Charterers, the Owners will use their reasonable endeavours to change their jurisdiction of incorporation to another jurisdiction reasonable designated by the Charterers, provided that:

(a)	the new jurisdiction of incorporation of the Owners are acceptable to their financiers (if any);
(b)
the Charterers shall be responsible for preparing all application, registration and other documents required for the change of jurisdiction of incorporation in form and substance acceptable to the Owners;

(c)
the new jurisdiction of incorporation of the Owners is acceptable to the then current flag state of the Vessel for the purpose of maintaining the registration of the Vessel under that flag state in form and substance acceptable to the Owners;

(d)
the Charterers shall be responsible for preparing all application, registration and other documents required for registration of the Owners as foreign maritime entity in other relevant jurisdiction for the purpose of maintaining the registration of the Vessel under the then current flag state in form and substance acceptable to the Owners;

(e)
if a change of flag state is required as a result of the change of jurisdiction of incorporation of the Owners, such change of jurisdiction of incorporation of the Owners shall be subject to the prior written consent of the Owners and the Owners' financiers (if any), and the Charterers shall be responsible for registration of the Vessel in such new flag state and pay to the Owners or their financier (if any) upon demand the legal fees, registration fees and other duties (including any duties payable by the Owners and the Owners' financiers (if any)) imposed by the new registry or any taxing authority therein in connection with the preparation, negotiation and registration of such new mortgage, other Financial Instruments (including any amendment or supplement thereto) and satisfactory legal opinions in favour of the Owners and/or their financier (if any); and

(f)
all other fees, costs, expenses, payments, taxes, charges and liabilities whatsoever incurred by the Owners and/or their financiers (if any) relating to, arising out of or in connection with such change shall be borne by the Charterers.

37.11	Any payment of the Termination Sum shall be made together with any other amount payable under this Charter.
37.12
If the Charterers fail to make any payment due under this Charter on the due date, they shall pay interest on such late payment at the Default Rate from the date on which such payment became due until the date one (1) day prior to the date of payment thereof.

37.13
All default interest and any other payments under this Charter or any other Transaction Documents which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

37.14
Any payment, which is due to be made on a day which is not a Business Day, shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). If the last Payment Date is not a Business Day, any payment under the Transaction Documents which is due to be made on that day shall be made on the preceding Business Day.

37.15	(a)	Without prejudice to Clause 37.2, the Charterers may prepay the Charterhire Principal at any time during the Charter Period (being at least $1,000,000 or an integral multiple thereof) together with any Breakfunding Cost and expenses reasonably incurred by the Owners and the other Creditor Parties under this Charter and the other Transaction Documents in connection with or as a result of such prepayment, PROVIDED THAT (i) the Charterers shall only be entitled to prepay the Charterhire Principal once a year and the aggregate amount of all prepayments during the Charter Period shall not exceed $5,000,000 under this Clause 37.15 and (ii) the Owners shall have received from the Charterers not less than sixty (60) days' notice of their intention to make such prepayment, specifying the amount to be prepaid and the proposed date of such prepayment. Any amount prepaid pursuant to this Clause 37.15(a) shall be applied towards reducing the instalments of Fixed Charterhire (for the avoidance of doubt, excluding the Balloon Payment) falling on or after the date of such prepayment by the amount of such prepayment on a pro-rata basis.
(b)	The Charterers shall not prepay all or any part of the Charterhire except at the times and in the manner expressly provided for in this Charter.
37.16
If the Financing Principal is less than US$21,375,000 or upon any prepayment made by the Charterers under Clause 37.15, the Owners shall provide the Charterers with a revised Schedule 2. The revised Schedule 2 shall be based on the actual amount of the Financing Principal and determination of the corresponding Upfront Charterhire with reference to the Market Value at Closing of the Vessel and taking account any prepayment under Clause 37.15 (each revised Schedule 2 referred to in this Clause 37.16 and throughout this Charter is a Revised Charterhire Schedule).

37.17
Each Revised Charterhire Schedule issued pursuant to Clause 37.16 shall (i) be deemed incorporated into this Charter in substitution for the then current Schedule 2, (ii) save for manifest error, be conclusive and binding on the Owners and the Charterers and at any time, the latest Revised Charterhire Schedule incorporated pursuant hereto and (iii) for the purposes of this Charter, be conclusive evidence of the rate of Charterhire, Charterhire Principal and the Purchase Option Price payable under this Charter and shall for all purposes be treated as if it had been attached as the Charterhire Schedule ab initio.

38.	POSSESSION OF VESSEL
38.1
The Charterers shall not, without the prior written consent of the Owners and the Security Trustee, assign, mortgage or pledge the Vessel or any interest therein and shall not permit the creation of any Security Interest thereon other than Permitted Security Interests.

38.2
The Charterers shall promptly notify any party (as the Owners may request) in writing that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification and satisfactory evidence of that such party has received such written notification.

38.3
If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel.

38.4
The Charterers shall pay and discharge or cause any Sub-Charterers of the Vessel to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take all reasonable steps to prevent a threatened arrest of the Vessel.

39.	INSURANCE
39.1	The Charterers shall procure that such insurances are effected in form and substance satisfactory to the Owners, the Security Trustee and their financiers (if any):
(a)	in Dollars;
(b)
in the case of hull and machinery (and increased value insurance), fire and usual marine risks and war risks to cover an amount not less than the greater of (i) the Market Value of the Vessel for the time being and (ii) one hundred and twenty per cent. (120%) of the Charterhire Principal then outstanding;

(c)
in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than US$1,000,000,000;

(d)	in relation to protection and indemnity risks (including freight, demurrage and defence cover) in respect of the full tonnage of the Vessel;
(e)	in relation to such other insurances reasonably required by the Owners, the Security Trustee and/or their financiers (if any) but excluding loss of hire and contingent liability insurance; and
(f)
through approved brokers or with first class international insurers and/or underwriters acceptable to the Owners and the Security Trustee or, in the case of war risks and protection and indemnity risks, UK P& I Club or any other approved war risks and protection and indemnity risks association which is a member of the International Group of P&I Clubs acceptable to the Owners and the Security Trustee, and shall pay the Owners, the Security Trustee and their financiers (if any) the cost (as conclusively certified by the Owners, the Security Trustee and such financiers) of (i) an innocent owner's interest insurance, (ii) an innocent owner's interest insurance - additional perils (pollution), (iii) a mortgagee's interest insurance and (iv) a mortgagee's interest insurance - additional perils (pollution), in each case in an amount not less than one hundred twenty percent (120%) of the Charterhire Principal then outstanding.
39.2
In addition to the terms set out in Clause 13(a), to the extent required and acceptable to the relevant insurers and protection and indemnity club, the Charterers shall procure that the obligatory insurances shall:

(a)
subject always to paragraph (ii), name the Security Trustee, the Charterers and, subject to execution of the Manager's Undertakings, the Approved Managers as the only named assureds unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;
(A)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and
(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and
(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them;

and every other named assured or co-assured has undertaken in writing to the Security Trustee and their financiers (in such form as they reasonably require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured in proportion to the gross claims made or paid by each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee and their financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;
(b)	subject to Clause 43, whenever a financier (if any) of the Owners requires:
(i)
in respect of fire and other usual marine risks and war risks name (or be amended to name) such financier as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such financier, but without such financier thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)
in relation to protection and indemnity risks, name (or be amended to name) such financier as additional insured or co-assured for its rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)
name such financier (as applicable) and the Security Trustee (as applicable) as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of such financier, as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by such financier and the Security Trustee with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Security Trustee and their financiers (if any) may specify;

(c)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners, the Security Trustee and/or their financiers (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners, the Security Trustee or their financiers (if any);
(e)	provide that the Owners, the Security Trustee and/or their financiers (if any) may make proof of loss if the Charterers fail to do so; and
(f)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners, the Security Trustee and/or their financiers (if any), or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners, the Security Trustee and/or their financiers (if any) for fourteen (14) days) after receipt by the Owners, the Security Trustee and/or their financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.

39.3	The Charterers shall:
(a)
at least fourteen (14) days prior to Delivery, notify in writing the Owners and the Security Trustee of the terms and conditions of all Insurances and the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers have arranged all Insurances;

(b)
at least fourteen (14) days before the expiry of any obligatory insurance notify the Owners and the Security Trustee (copied to their financiers (if any)) of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal and obtain the Owners' and the Security Trustee's approval to such matters;

(c)
at least seven (7) days before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners and the Security Trustee (copied to their financiers (if any)) in writing of the terms and conditions of the renewal; and

(e)
as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners and the Security Trustee a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 39.3(c) together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Security Trustee and/or their financiers (if any).

39.4
The Charterers shall ensure that all insurance companies, underwriters, and (if any) insurance brokers provide the Owners and the Security Trustee with all policies, cover notes and certificates of entry relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in such form as may be required by the Owners, the Security Trustee and their financiers (if any) and including undertakings by the insurance companies and/or underwriters that:

(a)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of this Charter, the other Transaction Documents and the Financial Instruments;

(b)
they will hold the benefit of such policies and such insurances, to the order of the Owners, the Security Trustee and/or such financiers and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners, the Security Trustee and such financiers promptly of any material change to the terms of the obligatory insurances of which they are aware;

(d)
following a written application from the Owners, the Security Trustee and/or such financiers not later than one (1) month before the expiry of the obligatory insurances they will notify the Owners, the Security Trustee and such financiers not less than fourteen (14) days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners, the Security Trustee and such financiers of the terms of the instructions; and

(e)
if any of the obligatory insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertake to the Owners, the Security Trustee and such financiers that such insurance broker or insurer(s) will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners, the Security Trustee and/or such financiers and where practicable.

39.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners, the Security Trustee and such financiers with:
(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;
(b)	a letter or letters of undertaking in such form as may be required by the Owners the Security Trustee and their financiers (if any) or in such association's standard form; and
(c)
a copy of each of (i) a certificate of insurance or other financial security in respect of civil liability for oil pollution damage, (ii) a certificate of insurance or other financial security in respect of civil liability for bunker oil pollution damage, (iii) (if the Vessel trades or enters into US waters) a certificate issued pursuant to s1016(a) Oil Pollution Act 1990 and s108(a) Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, in accordance with US Coast Guard Regulations, 33 CFR Part 138 and (iv) a certificate of insurance or other financial security in respect of shipowners' liability as required under the Maritime Labour Convention.

39.6	The Charterers shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.
39.7
The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners and the Security Trustee.

39.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
39.9
The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this Clause) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners and the Security Trustee have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of UK P&I Club or any other protection and indemnity association which is a member of the International Group of P&I Clubs acceptable to the Owners and the Security Trustee);

(b)
the Charterers shall not make or permit any changes relating to the classification or classification society or manager or operator of the Vessel unless such changes have first been approved by the underwriters of the obligatory insurances and the Owners and the Security Trustee;

(c)
prior to permitting the Vessel to enter the US Exclusive Economic Zone, the Charterers shall comply with all regulations in force of the US Oil Pollution Act 1990 which apply to the Vessel including, if necessary, obtaining within the time limits set by the US Coast Guard, a Certificate of Financial Responsibility, a copy of which shall be lodged with the Owners and the Security Trustee prior to engaging in any such voyage; and

(d)
the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

39.10
The Charterers shall not make or agree to any material alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance without the prior written consent of the Owners, the Security Trustee and their financiers (if any).

39.11
The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty without the Owners' and the Security Trustee's approval, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

39.12	The Charterers shall provide the Owners and the Security Trustee upon written request, copies of:

(a)	all communications between the Charterers and:
(i)	the approved brokers (if applicable); and
(ii)	the approved protection and indemnity and/or war risks associations; and
(iii)	the first class international insurers and/or underwriters, which relate directly or indirectly to:
(A)	the Charterers' obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(B)	any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances;
(b)	any material communication with all parties involved in case of a claim under any of the Vessel's insurances.
39.13	The Charterers shall promptly provide the Owners, the Security Trustee and/or their financiers (or any persons which they may designate) with:
(a)	any information which the Owners, the Security Trustee and/or such financiers (or such designated persons) request for the purpose of:
(i)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurance effected or proposed to be effected; and/or
(ii)	effecting, maintaining or renewing any such insurances as are referred to in Clauses 13(a) and 39.1 or dealing with or considering any matters relating to any such insurances;
(b)	any information and documents reasonably requested by the Owners, the Security Trustee in connection with a claim under any of the Vessel's insurances exceeding the Major Casualty amount; and
(c)
if the Owners, the Security Trustee consider it necessary to obtain information in connection with a claim under any of the Vessel's insurances which does not exceed the Major Casualty amount, such information and documents.

39.14
If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive Subsidiary of the Owners, the Security Trustee or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners and the Security Trustee. Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners and the Security Trustee. The

Charterers shall procure that underwriters of the primary insurances assign each reinsurance to the relevant financiers in full, if required.
39.15
The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted.

39.16	The Charterers shall:
(a)
if so requested by the Owners, the Security Trustee and/or their financiers, reimburse the Owners, the Security Trustee and/or such financiers the costs for obtaining a detailed report signed by an independent firm of marine insurance brokers appointed by the Owners, the Security Trustee and/or such financiers dealing with the Insurances and stating the opinion of such firm as to the adequacy of the Insurances; and

(b)	procure that there is delivered to the insurance brokers described in Clause 39.16(a) such information in relation to the Insurances as such brokers may require.
39.17
If the Charterers fail to comply with any of the provisions of this Clause 39, the Owners and the Security Trustee shall be entitled (but not bound) to effect and subsequently to maintain all such Insurances upon the Vessel as they may think fit in order to procure the compliance with such provisions or alternatively, to require the Vessel (at the Charterers' risk) to remain in, or to proceed to and remain in a port designated by the Owners, the Security Trustee and/or such financiers until such provisions are fully complied with.

40.	TERMINATION AND REDELIVERY; WAR; TOTAL LOSS
40.1	Upon the occurrence of a Termination Event which is continuing:
(a)	the Owners shall notify the Charterers of occurrence of the same (the Termination Event Notice) whereupon the Charterers may:
(i)
in relation to a Termination Event under Clause 45(a), (c) or (g), within three (3) Business Days of the date of the Termination Event Notice, provide to the Owners a written notice advising the Owners of their intention to terminate this Charter and shall promptly pay the Termination Sum to the Owners by no later than the end of such three (3) Business Days period; or

(ii)
in relation to any other Termination Event, within thirty (30) days of the date of the Termination Event Notice, provide to the Owners a written notice advising the Owners of their intention to terminate this Charter and shall promptly pay the Termination Sum to the Owners by no later than the end of such thirty (30) days period; and

(b)	if the Charterers do not notify the Owners of their intention to terminate this Charter pursuant to Clause 40.1(a) within three (3) Business Days or thirty

(30) days (as the case may be) of the date of the Termination Event Notice then the Owners may be entitled, provided the Termination Event is continuing, by notice to the Charterers to terminate this Charter at any time thereafter, and the Charterers shall immediately pay to the Owners the Termination Sum, whereupon the Owners shall sell, transfer and redeliver, at the cost and expense of the Charterers, the Vessel to the Charterers.
40.2
The Owners shall notify the Charterers in writing if they intend to terminate this Charter in accordance with paragraph (f) of Clause 26 (War) and the Charterers shall pay the Termination Sum to the Owners within ten (10) Business Days upon receipt of such written notification from the Owners whereupon the Owners shall, at the cost and expense of the Charterers, sell the Vessel to the Charterers in accordance with Clause 40.4.

40.3
It is hereby agreed by the Parties that payment of the Termination Sum pursuant to Clause 40.1 or 40.2 (as the case may be) shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in purchasing the Vessel and entering into this Charter upon the terms and conditions contained herein, in each case, at the request of the Charterers and shall therefore be paid as compensation to the Owners for early termination and acquisition of the Vessel by the Charterers.

40.4
Concurrently with the irrevocable payment of the Termination Sum in full pursuant to the terms of this Charter, this Charter shall terminate and the Owners shall (save in the event of Total Loss) transfer the legal and beneficial ownership of the Vessel to the Charterers or their nominees free from any registered mortgages incurred or permitted by the Owners (save for those liens, Security Interests and debts incurred by the Charterers or arising out of or in connection with this Charter and any other Permitted Security Interests) and shall execute (i) a bill of sale, (ii) a commercial invoice, (iii) a protocol of delivery and acceptance evidencing such transfer and (iv) such other additional documents as may be necessary for the purpose of registering the Vessel at its intended flag state upon such transfer, provided that the Charterers shall notify the Owners of any such additional documents no later than five (5) Business Days (or such other mutually agreed date) prior to such transfer, each in such form as may be required by the Charterers' intended flag state.

40.5
If the Charterers fail to make any payment or make only a partial payment of the Termination Sum on the due date in accordance with Clause 40.1 or 40.2 (as the case may be), Clauses 37.12 and 37.13 shall apply. In addition, the Charterers agree that should the Termination Sum not be paid in full on the due date for payment under the terms of this Charter:

(a)
the Charterers' right to possess and operate the Vessel shall immediately cease and the Charterers shall, upon the Owners' request, be obliged to immediately (and at the Charterers' own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require; and

(b)
without limiting the generality of the foregoing or any other rights of the Owners, the Owners may, at their own option subject to Clause 40.6, sell the Vessel free of any charter, lease or other engagement concerning the Vessel for such price and on such terms and conditions as it may, in its absolute discretion, think fit.
40.6
If the Termination Sum has not been paid in full on the due date for payment under the terms of this Charter, the Owners shall have the Vessel valued in Dollars by three (3) Approved Valuers appointed by the Owners and:

(a)
if the average value of the three (3) valuations quoted by such three Approved Valuers (after offsetting all costs and expenses incidental to such valuations of the Vessel) (the Net Average Market Value) is higher than the Termination Sum, the Owners may, at their sole discretion:

(i)
appoint one or more of such Approved Valuers to sell the Vessel at the highest price that they could obtain. The Charterers shall also have the right to recommend a buyer for the Vessel and, if the Owners determine to sell the Vessel, they shall sell the Vessel to the buyer recommended by the Charterers if that buyer offers the same or higher price for the Vessel upon not less favourable terms than the other buyers recommended by such Approved Valuers; or

(ii)	retain the Vessel;
(b)	if the Owners sell the Vessel in accordance with Clause 40.5(b) and paragraph (a)(i) above:
(i)
the Owners shall have the right to deduct an amount equal to the aggregate of the expenses, disbursements, taxes, costs and losses whatsoever as may have been incurred by the Owners in respect of the sale of the Vessel (the Net Sale Proceeds) from the gross proceeds of the sale of the Vessel;

(ii)	an amount equal to the Termination Sum shall be deducted from the Net Sale Proceeds;
(iii)
if the Net Sale Proceeds are insufficient to satisfy all amounts due and payable from the Charterers to the Owners hereunder, the Charterers shall immediately pay the shortfall to the Owners upon demand by the Owners; and

(iv)
any surplus (the Surplus Sale Proceeds) in the Net Sale Proceeds after deducting the Termination Sum pursuant to sub-paragraph (ii) above shall be distributed by the Owners in accordance with Clause 40.7;

(c)	if the Owners elect to retain the Vessel in accordance with paragraph (a)(ii) above:
(i)
in the case of the Net Average Market Value of the Vessel is higher than the Termination Sum, the Owners shall offset the Termination Sum against the Net Average Market Value of the Vessel and distribute the difference between the Net Average Market Value of the Vessel and the Termination Sum (the Surplus Retention Proceeds) in accordance with Clause 40.7; and

(ii)	in the case of the Net Average Market Value is less than the Termination Sum, the Charterers shall immediately pay the shortfall to the Owners upon demand by the Owners; and
(d)
the Charterers shall have the right to pay the Termination Sum and purchase the Vessel pursuant to Clause 40.1 or 40.2 (as the case may be) prior to any agreement has been entered into by the Owners for a sale of the Vessel under Clause 40.5(b) and paragraph (a)(i) above, upon which, Clause 40.4 shall apply.

40.7
The Surplus Retention Proceeds or the Surplus Sale Proceeds (as the case may be) shall be applied by the Owners (and the Charterers hereby authorise and instruct the Owners to so apply such amounts) as follows:

(a)
(in the case of a Termination Event (as defined in the relevant Collateral Charter) has occurred under either Collateral Charter) in or towards payment of the Termination Sum (as defined in that Collateral Charter) to which that Collateral Vessel relates, together with any fees or charges incurred under that Collateral Charter. If a Termination Event (as defined in each Collateral Charter) has occurred under both Collateral Charters and the Surplus Retention Proceeds or the Surplus Sale Proceeds (as the case may be) are insufficient to discharge the Termination Sum (as defined in each Collateral Charter) under both Collateral Charters, the Owners shall apply the Surplus Retention Proceeds or the Surplus Sale Proceeds (as the case may be) in or towards payment pro rata of any Termination Sum (as defined in each Collateral Charter) under the Collateral Charters;

(b)
(where such conditions are satisfied save for the charter free market value of either Collateral Vessel being below the asset coverage ratio stated in clause 47.1(n) of the relevant Collateral Charter) in or towards payment of an additional cash deposit in an amount required to maintain the asset coverage ratio stated in clause 47.1(n) of that Collateral Charter, and if the remaining Surplus Retention Proceeds or remaining Surplus Sale Proceeds (as the case may be) are insufficient to maintain the asset coverage ratio stated in clause 47.1(n) of both Collateral Charters, the Owners shall apply the remaining Surplus Retention Proceeds or remaining Surplus Sale Proceeds (as the case may be) in or towards payment pro rata of the additional cash deposit required to maintain the asset coverage ratio stated in clause 47.1(n) of the Collateral Charters; and

(c)
(in the case of there being a surplus remaining after the application of the amounts in paragraphs (a) and (b) above) direct to or to the order of the Charterers, provided that no Termination Event shall have occurred and be continuing.

40.8
Without limiting the generality of the foregoing or any other rights of the Creditor Parties, upon the occurrence of a Termination Event which is continuing, the Owners shall have the sole and exclusive right and power to do any of the following:

(a)	settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter;

(b)
make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies; and

(c)	terminate any management agreement with any manager (including any Approved Manager) of the Vessel and appoint a substitute manager in its sole discretion.
40.9
The Charterers hereby undertake to indemnify the Owners against any claims incurred in relation to the Vessel as a result of the Charterers' action or performance prior to such transfer of ownership. Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners' register shall be for the Charterers' account.

40.10
Without prejudice to Clause 15, if the Charterers are required to redeliver the Vessel to the Owners pursuant to the terms of this Charter, the Charterers shall ensure that the Vessel shall, at the time of redelivery to the Owners:

(a)	be in an equivalent class as she was as at the Commencement Date without any recommendation or condition, and with valid, unextended certificates for not less than six (6) months;
(b)
have passed her 5-year and if applicable, 10-year special surveys, and subsequent second intermediate survey and drydock at the Charterers' time and expense without any condition or outstanding issue and to the satisfaction of the Classification Society;

(c)	have her survey cycles up to date and trading and class certificate valid for at least six (6) months;
(d)
be redelivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery, and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(e)	be free of any cargo and Security Interest (save for the Security Interests granted pursuant to the Financial Instruments and the Security Documents); and
(f)	be free of any charter (unless the Owners wish to retain the continuance of any then existing charter).
40.11
The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, unused lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the Vessel at the Owners' cost at the original purchase price as evidenced by copies of invoices certified by a director of the Charterers and on a "first in, first out" basis.

40.12
If the Vessel, for any reason, becomes a Total Loss, in consideration of (i) the Owners agreeing to enter into this Charter at the request of the Charterers and purchasing the Vessel from the Charterers as sellers under the MOA, and (ii) without prejudice to the rest of this Clause, the Owners agreeing to assign their interest in the Insurances to the Charterers upon receiving full payment of the Termination Sum (in any circumstance where the Owners have not yet received any insurance proceeds of the Vessel at such time), the Charterers shall pay the Termination Sum to the Owners on the earlier of:
(a)
the date falling (in the case of paragraph (a) or (b) of the definition of Total Loss) one hundred and twenty (120) days or (in the case of paragraph (c) of the definition of Total Loss) thirty (30) days after such Total Loss has occurred; and

(b)
the date of receipt by the Security Trustee and/or their financiers (if any), in accordance with the terms of the relevant loss payable clause) of the proceeds of insurance relating to such Total Loss,

provided that it is hereby agreed that any insurance proceeds in respect of the Vessel received by the Security Trustee shall be applied in or towards discharging the Charterers' obligation to pay the Termination Sum to the Owners and any interest accrued thereon (and such application shall be deemed satisfaction of the Charterers' obligation to pay the Termination Sum to the extent satisfied) and in the event that the insurance proceeds received from the insurers exceed the Termination Sum due (and any interest accrued thereon), the excess shall be firstly paid towards satisfying any amounts outstanding and owing by the Charterers or the other Security Parties to the other Creditor Parties and thereafter paid to the Charterers.
For the avoidance of doubt, in the event that the Vessel becomes a Total Loss:
(i)
payment of Charterhire, and all other sums payable hereunder during such period shall continue to be made by the Charterers in accordance with the terms of this Charter unless and until the Owners receive the Termination Sum;

(ii)
should insurance proceeds be received by the Security Trustee from the insurers, the Charterers' obligations to pay the Termination Sum shall be accordingly reduced by such insurance proceeds but in the event that such insurance proceeds be less than the amount of the Termination Sum together with any interest accrued thereon, the Charterers remain obliged to pay to the Owners the balance so that the full amount of the Termination Sum together with any interest accrued thereon due are received by the Owners;

(iii)
the Vessel continues to be insured in accordance with the terms of this Charter and as may be required by any other agreements relating to the ownership, operation, management, chartering or financing of the Vessel; and

(iv)
the obligation of the Charterers to pay the Termination Sum shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or have disputed in good faith, the claim for Total Loss.

40.13	For the purpose of this Charter, a Total Loss shall be deemed to have occurred:
(a)	in the case of an actual loss of the Vessel, on the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of; or

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, on the earlier of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Owners with the insurers in which the insurers agree to treat the Vessel as a total loss.
40.14	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.
41.	FEES AND EXPENSES; INDEMNITIES;
41.1	Fees
In consideration of the Owners entering into this Charter, the Charterers shall pay the Owners or their nominee the Handling Fee as set out in the Fee Letter. The Charterers shall pay and hereby irrevocably agree to pay to the Owners any and all fees payable under this Clause 41.1 or under the Fee Letter, regardless of whether the MOA, this Charter or any other Transaction Document is cancelled or terminated for any reason whatsoever.
41.2
Without prejudice to any other rights of the Owners hereunder, the Charterers shall promptly pay to the Owners within ten (10) Business Days of demand on a full indemnity basis all costs, charges and expenses incurred by the Creditor Parties in collecting any Charterhire or other payments not paid on the due date under this Charter and in remedying any other failure of the Charterers to observe the terms and conditions of this Charter.

41.3
All costs (including, but not limited to, legal costs, fees for insurance opinions, valuation and inspection) and expenses reasonably incurred by the Creditor Parties in the preparation, negotiation, documentation, printing and execution of all documentation in relation to this Charter and the Transaction Documents and all legal costs, expenses and other disbursements reasonably incurred by the Creditor Parties' legal counsels in connection with the same, shall be for the account of the Charterers and the Charterers shall pay such costs and expenses promptly within ten (10) Business Days of demand.

41.4
All costs and expenses incurred by the Owners in relation to the acquisition and registration of the Vessel by the Owners in the Owners' name in the flag state stated in Box 5 together with any and all fees (including but not limited to any vessel registration and tonnage fees) payable by the Owners to such flag state to maintain and/or renew such registration shall be for the account of the Charterers and the Charterers shall pay such costs and expenses promptly within ten (10) Business Days of demand.

41.5
In addition to the foregoing and to the extent not already addressed by the foregoing, the Charterers agree at all times during this Charter to indemnify and keep indemnified the Creditor Parties against:

(a)
all costs and expenses whatsoever reasonably incurred in connection with this Charter and any other Transaction Document or the Vessel, and any costs, charges, or expenses reasonably incurred which the Charterers have agreed to pay under this Charter and any other Transaction Document and shall be claimed or assessed against or paid by the Creditor Parties save for (in each case) resulting from the wilful misconduct of the Creditor Parties;

(b)	any tax (except income tax) imposed on, or suffered by, any Creditor Party, excluding:
(i)
any tax imposed on and calculated by reference to the net income actually received or receivable by such Creditor Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of tax to be received or receivable by such Creditor Party but not actually receivable) by the jurisdiction in which such Creditor Party is incorporated; or

(ii)	any loss or liability that is compensated for by an increased payment under Clause 51.2.2;
(c)
all losses, costs, charges, expenses, fees, payments, liabilities, penalties, fines, damages or other sanctions of a monetary nature (collectively, for the purposes of this Clause 41.5, Losses) suffered or incurred by the Creditor Parties and arising directly or indirectly in any manner out of the design, manufacture, delivery, non-delivery, purchase, importation, registration, ownership, chartering, sub-chartering, possession, control, use, operation, condition, maintenance, repair, replacement, refurbishment, modification, overhaul, insurance, sale or other disposal, return or storage of or loss of or damage to the Vessel or otherwise in connection with the Vessel (whether or not in the control or possession of the Charterers), any and all claims in tort or in contract by any Sub-Charterer from the Charterers nor any Sub-Charterer or any other party contracting with the Charterers or any Sub-Charterer save for (in each case) resulting from the wilful misconduct of the Creditor Parties;

(d)
all Losses suffered or incurred by the Creditor Parties which result directly or indirectly from claims which may at any time be made on the ground that any design, article or material of or in the Vessel or the operation or use thereof constitutes or is alleged to constitute an infringement of patent or copyright or registered design or other intellectual property right or any other right whatsoever save for (in each case) resulting from the wilful misconduct of the Creditor Parties;

(e)
all Losses suffered or incurred by the Owners in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Vessel, or in securing the release of the Vessel therefrom save for (in each case) resulting from the wilful misconduct of the Creditor Parties;

(f)
all Losses suffered or incurred by the Owners with respect to or as a direct result of the presence, escape, seepage, spillage, leaking, discharge or migration from the Vessel of oil or any other hazardous substance, including without limitation, any claims asserted or arising under the US Oil Pollution Act of 1990 (as same may be amended and/or re-enacted from time to time hereafter) or similar legislation, regardless of whether or not caused by or within the control of the Charterers save for (in each case) resulting from the wilful misconduct of the Creditor Parties; and
(g)
any Losses incurred or suffered by the Owners in liquidating, employing or prepaying funds acquired or borrowed to purchase or finance or refinance the Vessel (excluding any costs incurred in unwinding any associated interest rate or currency swaps or currency futures transactions entered into by the Owners) following any default in payment hereunder or the occurrence of any Termination Event.

41.6
If, under any applicable law, whether as a result of judgment against the Charterers or the liquidation of the Charterers or for any other reason, any payment to be made by the Charterers under or in connection with this Charter is made or is recovered in a currency other than the currency (the currency of obligation) in which it is payable pursuant to this Charter then, to the extent that the payment (when converted into the currency of obligation at the rate of exchange on the date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Charter, the Charterers shall as a separate and independent obligation, fully indemnify the Creditor Parties against the amount of the shortfall; and for the purposes of this sub-clause rate of exchange means the best rate at which the Creditor Parties are able on the relevant date to purchase the currency of obligation with the other currency.

41.7	The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss to fund the acquisition of the Vessel pursuant to the MOA.
41.8
The indemnities contained in this Clause 41, and each other indemnity contained in this Charter, shall survive any termination or other ending of this Charter and any breach by, or repudiation by, the Charterers of this Charter.

42.	NO WAIVER OF RIGHTS
42.1
No neglect, delay or indulgence on the part of either Party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either Party preclude any other or further exercise thereof.

42.2	No right or remedy conferred upon either Party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.
43.	MORTGAGE AND ASSIGNMENT
43.1
At all times during the term of this Charter, the Owners and the other Creditor Parties shall have the right to create a mortgage or as the case may be, mortgages, over the Vessel in favour of any lender, bank or financial institution, or agent or trustee or an Affiliate of the Owners (the Mortgagee) and to assign all the rights, title, interests and benefit in and to this Charter, the other Transaction Documents, the Insurances, the

Requisition Compensation and/or all or any Security Interest under the Security Documents to the Mortgagee as security for any loan or other facilities for the purpose of financing and/or refinancing the acquisition of the Vessel. In the event that the Vessel is transferred by the Owners to the Charterers or their nominee in accordance with this Charter, the Owners shall ensure that the mortgage(s) and assignment created pursuant to this Clause 43 be fully discharged prior to such transfer, provided that the Owners shall, upon written request of the Sub-Charterer:
(a)	issue the Owners' Quiet Enjoyment Letter upon the request of the Sub-Charterer; and
(b)	use their best endeavours to procure the issuance of the Finance Party Quiet Enjoyment Letter simultaneous with the Owners' execution of any such ship mortgage.
All fees and expenses incurred by the Owners and their financiers in connection with the financing and/or refinancing referred to above shall be borne by the Owners. For the avoidance of doubt, the Owners shall not be responsible for any fees and expenses (including legal fees) incurred by the Charterers, the Sub-Charterer or any other party in connection with the financing and/or refinancing referred to above.
43.2	The Charterers agree with the Owners to:
(a)	cooperate with the Owners to execute or enter into any such documents as the Owners' financiers may reasonably require under and in connection with the financing and/or refinancing of the Vessel;
(b)
acknowledge and agree to be bound by and if required, to ensure that any other applicable charterers consent and agree to be bound by, the notice of any assignment of this Charter, the other Transaction Documents and/or all or any Security Interest under the Security Documents executed in favour of the Mortgagee in the manner as required by the Mortgagee; and

(c)
comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as reasonably laid down in the Financial Instruments or as may be reasonably directed from time to time during the currency of this Charter by the mortgage(s) in conformity with the Financial Instruments.

44.	NOTICES
44.1	Any communication to be made under or in connection with the Transaction Documents shall be made in writing and, unless otherwise stated, may be given in person, by post, fax or email.
44.2
Except as otherwise provided for in this Charter, all notices or other communications under or in respect of the Transaction Documents shall be in writing and shall be made or given to such party at the address, facsimile number or email address appearing below (or at such other address, facsimile number or email address as such party may hereafter specify for such purposes to the other by notice in writing):

(a)	in the case of the Owners:
Address:	c/o Oriental Fleet International Company Limited 50/F, COSCO Tower 183 Queen's Road Central Hong Kong
Attention:	Belinda Lou / Thomas Xing / Xu Ying
Email:	lou.can@coscoshipping.com / thomas.xing@ofi.com.hk / asset@coscoshipping.com
Fax:	+852 2339 1881
(b)	to the Charterers:
Address: c/o	1, Vas. Sofias & Meg. Alexandrou Str. 15124, Maroussi Athens, Greece
Attention:	Andreas Louka
Email:	louka@loukapartners.com
Fax:	+30 2108128320
44.3	Any communication or document made or delivered by each Party to the other Party under or in connection with the Transaction Documents will only be effective:
(a)	if by way of fax, when received in legible form;
(b)
if by way of letter, when it has been left at the relevant address to which it has been posted with postage prepaid in an envelope addressed to the relevant party at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 44.2, if addressed to that department or officer; or

(c)	if by way of email, only when received in a legible form by the email address of the person to whom the communication is made.
44.4	All communications and documents delivered pursuant to or otherwise relating to this Charter shall be in English.
45.	TERMINATION EVENTS
Each of the following shall constitute a Termination Event for purposes of this Charter:
(a)
the Charterers or any other Security Party fails to make any payment on its due date under a Transaction Document to which it is a party unless such failure to pay is remedied within a period of three (3) Business Days of such payment becoming due and payable; or

(b)	the Charterers fail to obtain and/or maintain the Insurances required under Clause 39 in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto; or
(c)
the Guarantor fails to comply with the financial covenants under clause 14 of schedule 2 to the Guarantee unless such financial covenants are complied with within thirty (30) days of such failure to comply (as evidenced by the financial statements of the Guarantor as of the date of such remedy and a Compliance Certificate delivered by the Guarantor setting out (in reasonable detail) computations as to compliance with clause 14 of schedule 2 to the Guarantee as at the date at which those financial statements were drawn up); or

(d)
the Charterers or any other Security Party commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any other Transaction Document (other than a breach referred to in paragraph (a), (b) or (c) above or paragraph (q) below) unless such breach or omission is, in the opinion of the Owners, remediable and the Charterers and/or the relevant Security Party shall remedy such breach or omission within ten (10) Business Days of notice thereof from the Owners; or

(e)
any representation or warranty or statement made or deemed to be made by the Charterers or any Security Party in or pursuant to any Transaction Document to which it is a party or in any document or certificate furnished to the Owners and the Security Trustee in connection herewith or if applicable, in the case of the Charterers only, the Certificate of Delivery and Acceptance, proves to be incorrect or misleading in any material respect when it is made or deemed made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of the Charterers or any other Security Party:
(i)	any Financial Indebtedness of the Charterers or any other Security Party is not paid when due nor within any originally applicable grace period; or
(ii)
any Financial Indebtedness of the Charterers or any other Security Party is declared to be or otherwise becomes due and payable, prior to its specified maturity date as a result of any event of default (howsoever described); or

(iii)
any commitment for any Financial Indebtedness of the Charterers or any other Security Party is cancelled or suspended by a creditor of the Charterers or any other Security Party (as the case may be) as a result of an event of default (however described); or

(iv)
any creditor of the Charterers or any other Security Party becomes entitled to declare any Financial Indebtedness of the Charterers or any other Security Party (as the case may be) due and payable prior to its specified maturity as a result of an event of default (howsoever defined), provided that no Termination Event will occur under this paragraph (f) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is less than $10,000,000 (or its equivalent in any other currency or currencies) in relation to the Guarantor; or
(g)	any of the following events (or any analogous procedure or step is taken in any jurisdiction) occurs in relation to the Charterers or any other Security Party:
(i)
the Charterers or any other Security Party are or are reasonably presumed or deemed to be unable or admits inability to pay their debts as they fall due, suspends making payments on any of their debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of their creditors with a view to rescheduling any of their indebtedness; or

(ii)	the value of their assets is less than their liabilities (taking into account contingent and prospective liabilities);
(iii)	a moratorium is declared in respect of any indebtedness of the Charterers or any other Security Party;
(iv)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Charterers or any other Security Party;

(v)
a composition or arrangement with any creditor of the Charterers or any other Security Party, or any assignment for the benefit of creditors generally of the Charterers or any other Security Party or a class of such creditors;

(vi)
the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Charterers or any other Security Party or any of its assets; or

(vii)	enforcement of any Security over any assets of the Charterers or any other Security Party; or
(viii)
any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of the Charterers or any other Security Party which has or, in the opinion of the Owners, is likely to have a Material Adverse Effect; or

(h)	the Charterers or any other Security Party suspends or ceases or threatens to suspend or cease carrying on all or a material part of their business; or
(i)
any consent, approval, Authorisation, license or permit necessary to enable the Charterers to operate or charter the Vessel or the Charterers to sell the Vessel or to enable them to comply with any provision of this Charter or the MOA, as the case may be, to ensure that the obligations of the Charterers are legal, valid, binding or enforceable is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent, approval, Authorisation, license or permit is not fulfilled unless such event is, in the opinion of the Owners, remediable and the Charterers shall remedy such event within ten (10) Business Days of the occurrence of such event; or
(j)	any event or circumstance occurs which has or, in the reasonable opinion of the Owners, is likely to have, a Material Adverse Effect; or
(k)	this Charter or any other Transaction Document or any Security Interest created by a Transaction Document:
(i)
is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes legal, valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(ii)
is amended or varied without the prior written consent of the Owners and the Security Trustee, except for any amendment or variation which is expressly permitted by this Charter or any other relevant Transaction Document; or

(l)
a Security Party rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document to which it is a party or any other party of any of those Transaction Documents evidences an intention to repudiate or rescind any of those Transaction Documents; or

(m)
it is or has become unlawful for the Charterers or any other Security Party to perform any of their obligations under the Transaction Documents to which they are a party or any Security Interest created or expressed to be created or evidenced by the Security Documents to which they are a party ceases to be effective with the ranking and priority it is expressed to have; or

(n)	the Vessel is not delivered latest by the Cancelling Date; or
(o)	the occurrence of a Change of Control; or
(p)	the occurrence of any of the following events:
(i)	a default under the MOA which is not waived by the Owners; or
(ii)	a default or termination event or the equivalent under any Collateral Transaction Documents which is not waived by the relevant Collateral Owner; or
(q)
in the event that a shortfall occurs in the Market Value of the Vessel together with the security value of any additional cash deposit or other security provided as required under Clause 47.1(n), the Charterers have not:

(i)	provided or procured the provision of additional cash deposit or other security in a form and in an amount acceptable to the Owners; or

(ii)	prepaid so much of the Charterhire Principal to cover such shortfall,

within thirty (30) days in accordance with Clause 47.1(n).
46.	REPRESENTATIONS AND WARRANTIES
The Charterers represent and warrant to the Owners as of the date hereof, and on each Payment Date henceforth until the last day of the Charter Period, as follows:
(a)
each Security Party is a limited liability company duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organisation or formation (as the case may be) with power to own its assets, carry on its business as it is being conducted, enter into the Transaction Documents and to exercise its rights and perform its obligations under the Transaction Documents and all corporate and other action required to authorise its execution of the Transaction Documents and its performance of its obligations thereunder have been duly taken;

(b)	(i)	the obligations expressed to be assumed by each Security Party in the Transaction Documents to it is a party constitute, subject to the Legal Reservations, its legal and valid obligations, binding on it in accordance with the terms of the Transaction Documents and no limit on any of its powers will be exceeded as a result of the sale, leasing, borrowings, granting of security or giving of guarantees contemplated by the Transaction Documents or the performance by it of any of its obligations thereunder; and
(ii)
without limiting the generality of paragraph (b)(i) above, subject to the Security Perfection Requirements, each Security Document to which each Security Party is a party creates the Security Interests which it purports to create and such Security Interests are valid and effective;

(c)
the execution of the Transaction Documents by each Security Party and its exercise of its rights and performance of its obligations under any of such Transaction Documents do not constitute and will not result in any breach of or conflict with, any agreement or treaty to which it is a party;

(d)	all Authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required of each of the Charterers and the other Security Parties:
(i)	to enable them lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which they are respectively a party;
(ii)	to make the Transaction Documents to which they are respectively a party admissible in evidence in its Relevant Jurisdictions;
(iii)	for them to carry on its business, and which are material; and
(iv)	to enable them to create the Security Interest to be created by them under any Security Document to which they are respectively a party and to ensure that such Security Interest has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect, subject in the case of any Security Document to which it is a party to the Security Perfection Requirements;
(e)
the execution, delivery, and performance of the Transaction Documents to which each Security Party is or shall be a party will not, in each case: (i) violate any law, governmental rule, regulation, order, judgment, award or decree which is binding upon it or any of its assets; (ii) contravene any provision of its constitutional documents; (iii) contravene or result in the breach of any agreement to which such Security Party is a party or by which it or any of its assets or revenues is bound, and (iv) constitute a default under any agreement to which such Security Party is a party or by which it or any of its assets or revenues are bound;

(f)
no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Transaction Documents;

(g)
except as specifically referred to in any Legal Opinion, all payments which a Security Party is liable to make under any Transaction Document to which such Security Party is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of each Relevant Jurisdiction of such Security Party;

(h)	no legal or administrative action of any kind whatsoever involving a Security Party which has or, in the opinion of the Owners, is likely to have a Material Adverse Effect has been commenced or taken;
(i)
each Security Party has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith with adequate reserves;

(j)	subject to the Legal Reservations:
(i)
the choice of governing law as stated in each Transaction Document to which a Security Party is party to and the agreement by such party to refer disputes to the relevant courts or tribunal as stated in such Transaction Document will be recognised and enforced in the Relevant Jurisdictions of such Security Party; and

(ii)
any arbitral award, ruling or judgment obtained in the Relevant Jurisdictions of such Security Party in relation to such Transaction Documents will be recognised and enforced in the Relevant Jurisdictions of such Security Party;

(k)	no Security Party nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding

(which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);
(l)
the obligations of each Security Party under each Transaction Document to which it is a party, are the direct, general and unconditional obligations of such Security Party and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of such Security Party save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(m)
no Security Party (other than the Guarantor) is a US Tax Obligor or registered as a non-Hong Kong company under Companies Ordinance (Cap. 622 of the Laws of Hong Kong), and none of them have established a place of business in England or the US;

(n)	no Security Party is a Restricted Person;
(o)
each Security Party is in compliance with all Sanctions laws, and none of them have been or are currently being investigated on compliance with Sanctions, they have received notice or are not aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and they have not taken any action to evade the application of Sanctions;

(p)
neither the Charterers nor any other Security Party is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of the Charterers or any other Security Party or all or material part of their assets;

(q)	no Termination Event is continuing or might reasonably be expected to result from the entry into and performance of this Charter or any other Transaction Document;
(r)
subject to any qualification (if applicable) set out in such information, any information provided by the Charterers (or on their behalf) to the Owners and the other Creditor Parties was true and accurate in all material respects as at the date it was provided or as the date at which such information was stated;

(s)	(i)	the financial statements of the Guarantor most recently supplied to the Owners (which, at the date of this Charter, are its Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements;
(ii)
the financial statements of the Guarantor most recently supplied to the Owners (which, at the date of this Charter, are its Original Financial Statements) give a true and fair view of (if audited) or fairly and represent (if unaudited) their consolidated financial condition and operations for the period to which they relate, save to the extent expressly disclosed in such financial statements; and

(iii)	there has been no material adverse change in the business or consolidated financial condition of the Group since the date of the Guarantor's Original Financial Statements;
(t)	the Charterers are a wholly-owned Subsidiary of the Guarantor, which is ultimately controlled by the Substantial Shareholder;
(u)
no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (which, if adversely determined, would have a Material Adverse Effect on any Security Party) have been started or (to the best of the knowledge and belief of such Security Party) threatened against it;

(v)	no judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has been made against any Security Party; and
(w)
each Security Party has complied with all anti-money laundering legislation (to the extent applicable to it) that is relevant in the context of the transactions contemplated by the Transaction Documents to which it is a party.

47.	CHARTERERS' UNDERTAKINGS
The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the Commencement Date and up to the last day of the Charter Period:
47.1	General Covenants
(a)
they will keep the Vessel registered in the name of the Owners under the laws and flag of the Republic of the Marshall Islands, and shall not do or permit to be done anything, or omit to do anything which could or might result in:

(i)	such registration being forfeited or imperilled; or
(ii)	the Vessel being required to be registered under any other law or flag and save with the prior written consent of the Owners and/or their financiers (if any) (such consent not to be unreasonably withheld), the Charterers shall not register the Vessel or permit her registration under any other law or flag;
(b)
they will provide or will procure that each Security Party provides, the Owners with details of any legal or administrative action involving such Security Party or the Vessel or any detention or arrest of the Vessel or any damage to or alteration of the Vessel in excess of the Major Casualty amount as soon as such action is instituted or it becomes apparent to such Security Party that it is likely to be instituted and is likely to have a Material Adverse Effect on the ability of a Security Party to perform their obligations under each Transaction Document to which it is a party;

(c)
they will, and will procure that each other Security Party will obtain and promptly renew or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, Authorisations, licenses or permits of any regulatory body or authority required under any law or regulation of a Relevant Jurisdiction of such Security Party (i) to enable such Security Party to perform its obligations under each Transaction Document to which it is a party (including without limitation to sell, charter and operate the Vessel) and (ii) to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which such Security Party is subject;
(d)
they will not, and will procure that each other Security Party will not, create, assume or permit to exist any Security Interest of any kind upon any Transaction Document to which such Security Party is a party, and if applicable, the Vessel, in each case other than Permitted Security Interests;

(e)	they will at their own cost, and will procure that each other Security Party will:
(i)
do all that such Security Party can to ensure that any Transaction Document to which such Security Party is a party validly creates the obligations and the Security Interests which Security Party purports to create; and

(ii)
without limiting the generality of paragraph (i) above, where necessary promptly register, file, record or enrol any Transaction Document to which such Security Party is a party with any court or authority in all Relevant Jurisdictions of such Security Party, pay any stamp, registration or similar tax in all Relevant Jurisdictions of such Security Party in respect of any Transaction Document to which such Security Party is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Transaction Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Security Party creates;

(f)	they will, and will procure that each other Security Party will:
(i)	notify the Owners as soon as it becomes aware of the occurrence of (A) any Termination Event and (B) any other matters which might lead to an occurrence of any Termination Event; and
(ii)	notify the Owners of any steps or action which they are, or such Security Party is, taking, or considering taking, to remedy or mitigate the effect of such occurrence, and the Charterers will, if so requested by the Owners, provide any such certificate signed by its director, confirming that there exists no Termination Event;
(g)	they will, and will procure that each other Security Party will, as soon as practicable after receiving the request, provide the Owners with any additional financial or other information relating:

(i)	to themselves and/or the Vessel (including, but not limited to the condition and location of the Vessel); or
(ii)	to any other matter relevant to, or to any provision of any Transaction Document to which it is a party;
which may be reasonably requested by the Owners (or their financiers (if any)) at any time;
(h)
they will provide the Owners with all such information as the Owners shall require regarding employment of the Vessel (including cargo, voyage details such as duration, loading port and discharge port) every three (3) months throughout the Charter Period, and engagements, particulars of all towages and salvages of the Vessel, and copies of all charters and other contracts of her employment or otherwise howsoever concerning her;

(i)
without prejudice to Clause 47, comply, or procure compliance, and will procure that each other Security Party and any Approved Manager of the Vessel will comply or procure compliance, with all laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel's registry;

(j)
the Vessel shall be classed and maintained in the highest class with the Classification Society upon Delivery and shall be free of all overdue recommendations and requirements and they shall promptly provide class records and inspection reports of the Vessel to the Owners;

(k)	neither the Charterers nor any other Security Party shall enter or be permitted to enter, into any form of merger, sub-division, amalgamation or other reorganisation or change of ownership;
(l)	(i)	they shall permit the Owners (at the expense of the Charterers) by surveyors or other persons appointed by them for such purpose to board the Vessel no more than once per calendar year during the Charter Period or, following the occurrence of a Termination Event which is continuing, at all reasonable times for the purpose of inspecting her, provided that, unless a Termination Event has occurred and is continuing, such inspection shall not unduly disrupt or interfere with the normal daily operations of the Vessel;
(ii)	they shall provide all proper facilities for such inspections; and
(iii)	they shall give the Owners reasonable advance notice of any intended drydocking of the Vessel (whether for the purpose of classification, survey or otherwise);
(m)	(i)	they will ensure that the Market Value of the Vessel shall be tested once every twelve (12) months commencing from the Commencement Date in the absence of a Termination Event, and upon the occurrence of a Termination Event which is continuing, the Market Value of the Vessel shall be tested at any time at the request of the Owners;
(ii)
in the event of the failure or delay of the Charterers to arrange such testing of the Market Value of the Vessel, the Owners shall have the liberty to arrange such testing at such time as the Owners shall require; and

(iii)
they shall pay the amount of the fees and expenses of an Approved Valuer incurred for all such valuations and all legal and other expenses reasonably incurred by the Owners in connection with any matter arising out of this Clause;

(n)
they will ensure that the Market Value of the Vessel shall at all times be equal to or greater than one hundred and twenty per cent. (120%) of the Charterhire Principal, however, if the Owners notify the Charterers that the Market Value of the Vessel has fallen below one hundred and twenty per cent. (120%) of the Charterhire Principal, the Charterers shall, unless otherwise agreed by the Owners, within thirty (30) days of the Owners' receipt of the relevant valuation of the Vessel, provide additional cash deposit or other security in a form and in an amount acceptable to the Owners or prepay the Charterhire Principal to cover the shortfall. Any amount prepaid pursuant to this Clause 47.1(n) shall be applied towards reducing the instalments of Fixed Charterhire (for the avoidance of doubt, excluding the Balloon Payment) falling on or after the date of such prepayment by the amount of such prepayment on a pro-rata basis;

(o)	they will notify the Owners promptly of:
(i)
any Environmental Claim made against the Charterers in connection with the Vessel, or any Environmental Incident, arrest or detention of the Vessel, any exercise or purported exercise of any lien on the Vessel or its Earnings or any requisition of the Vessel for hire; and

(ii)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty;
(p)	(i)	they shall not permit any chartering of the Vessel on a time charter basis of one (1) calendar year or more unless the Charterers shall have provided the Owners with prior written notice of such chartering together with detailed information about the intended Sub-Charterer, the proposed terms of the intended Sub-Charter and such further information as the Owners may reasonably request; and
(ii)	except with the prior written consent of the Owners (and then only subject to such terms as the Owners may impose), they shall not let the Vessel:
(A)	on demise charter for any period;

(B)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or
(C)	on any terms other than arms' length terms;
(q)	they shall comply, and shall procure that each other Security Party complies, with:
(i)	all applicable laws to which it may be subject (including, but not limited to, Business Ethics Laws, anti-bribery and corruption laws and anti-money lending laws); and
(ii)
all laws and regulations in respect of Sanctions, and in particular, they shall effect and maintain a sanctions compliance policy to ensure compliance with all such laws and regulations implemented from time to time;

(r)
the Vessel shall not be employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel shall not be used by or for the benefit for any party which is a target of Sanctions, or trade to any Restricted Country; or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(s)
they will, and will procure that each other Security Party will, promptly notify the Owners and provide all information in relation to its business and operations which may be relevant for the purposes of ascertaining whether they are in compliance with all laws and regulations relating to Sanctions, and in particular, they shall notify the Owners in writing immediately upon being aware that any of its shareholders or directors, officers of employees is a Restricted Person or has otherwise become a target of Sanctions;

(t)
they shall not appoint or permit to be appointed any manager of the Vessel unless it is an Approved Manager appointed on terms acceptable to the Owners and their financiers (if any) and such Approved Manager has (prior to accepting its appointment) entered into a Manager's Undertaking;

(u)	they shall notify the Owners in writing as soon as they become aware that the Charterers are likely to, or will receive, any tax credit in relation to any payments made by any Sub-Charterer to it;
(v)	save with the prior written consent of the Owners, they shall ensure that no Change of Control occurs;
(w)
they shall, at their own expense, replace, renew or substitute any equipment of the Vessel as shall be so damaged or worn as to be unfit for use. Title to any part replaced, renewed or substituted shall remain with the Owners;

(x)	save with the prior written consent of the Owners, there shall not be any transfer or disposal of:
(i)	the legal or beneficial shareholding of the Charterers; or

(ii)	the legal or beneficial shareholding of the Guarantor,
unless following such transfer or disposal, the Guarantor remains ultimately or indirectly controlled by the Substantial Shareholder;
(y)	they shall not create, incur, assume, suffer to exist or in any manner become or remain liable for any Financial Indebtedness, other than:
(i)	Financial Indebtedness normally associated with the day to day operation of the Vessel, or otherwise in the normal course of business;
(ii)	Financial Indebtedness under the Transaction Documents; and
(iii)	Financial Indebtedness, including:
(A)
all shareholder's and intercompany loans, which by its terms is subordinate and subject in right of payment to the prior payment in full of the Financial Indebtedness under or pursuant to the Transaction Documents, as provided in paragraph (z) below;

(B)
all shareholder's and intercompany advances, which upon occurrence of a Termination Event which is continuing, shall be subordinated and subject in right of payment to the prior payment in full of the Financial Indebtedness under or pursuant to the Transaction Documents, as provided in paragraph (aa) below, or in any case, as otherwise evidenced by a subordination deed in form and substance satisfactory to the Owners; and
(z)	they acknowledge to and undertake with the Owners that all shareholder's and intercompany loans from time to time made by the Guarantor or any other member of the Group to the Charterers:
(i)	are and shall be subordinated in all respects to all amounts owing and which may in future become owing by the Charterers under this Charter and the other Transaction Documents;
(ii)	shall not be repaid or be subject to payment of interest (although interest may accrue);
(iii)	are and shall remain unsecured by any Security Interest over the whole or any part of the assets of the Charterers; and
(iv)	are not and shall not be capable of becoming subject to any right of set-off or counterclaim;
(aa)	they acknowledge to and undertake with the Owners that all shareholder's and intercompany advances from time to time made by the Guarantor or any other member of the Group to the Charterers:

(i)	shall be non-interest bearing;
(ii)	are and shall remain unsecured by any Security Interest over the whole or any part of the assets of the Charterers;
(iii)	are not and shall not be capable of becoming subject to any right of set-off or counterclaim; and
(iv)	upon occurrence of a Termination Event which is continuing:
(A)	shall not be repaid; and
(B)	shall be subordinated in all respects to all amounts owing and which may in future become owing by the Charterers under this Charter and the other Transaction Documents;
(bb)	they shall not declare or pay any dividends unless no Termination Event has occurred or will occur as a result of such declaration or payment;
(cc)
they shall, and shall procure that each other Security Parties will, ensure that all the Security Perfection Requirements have been or will be done or obtained (as the case may be) no later than the latest date permitted by applicable law and in any event by such date as the Owners and the Security Trustee may specify;

(dd)	they shall, and shall procure that each other Security Parties will, conduct their respective business in compliance with applicable anti-corruption laws; and
(ee)
they shall provide the documents and evidence specified in Clause 35.2 in form and substance satisfactory to the Owners as soon as the same become available, but in any event before the relevant date as specified in Parts C and D of Addendum No.1.

48.	PURCHASE OPTION
48.1
Subject to Clause 48.2, the Owners hereby grant to the Charterers a purchase option to require the Owners to sell all of the Owners' beneficial and legal right, title and interest in the Vessel and all belonging to her, to the Charterers at the Purchase Option Price upon the terms and conditions of this Charter.

48.2
Subject to the other terms and conditions of this Charter, the Purchase Option shall only be exercisable by the Charterers on or after the third (3rd) anniversary date of the Commencement Date provided that no Termination Event has occurred and is continuing.

48.3
The Purchase Option may be exercised by the Charterers by giving the Owners at least ninety (90) days' prior written notice of their intention to exercise the Purchase Option such that the Purchase Option Notice shall accordingly be given to the Owners no later than the date falling ninety (90) days' prior to the intended Purchase Option Date (unless otherwise agreed by the Owners in their absolute discretion).

48.4	The Purchase Option Price shall be the aggregate of (but in each case, not double-counting):
(a)	any Charterhire due and payable on the Purchase Option Date and any default interest payable under Clause 37.12;
(b)
if the Purchase Option Date is a Payment Date, the Charterhire Principal corresponding to that Payment Date in Schedule 2, or if the Purchase Option Date is not a Payment Date, all Charterhire Principal corresponding to the Payment Date in Schedule 2 immediately preceding the Purchase Option Date (in each case, the Relevant Charterhire Principal);

(c)	if the Purchase Option Date is not a Payment Date, any Breakfunding Costs;
(d)
all costs (including, but not limited to, legal costs) and expenses reasonably incurred by the Owners under this Charter and the other Transaction Documents in connection with or as a result of the exercise of the Purchase Option by the Charterers; and

(e)	an early termination fee calculated at the following percentage of the Relevant Charterhire Principal:
If the Purchase Option	Percentage of
Date occurs after	Relevant Charterhire Principal
the following anniversary of
the Commencement Date

After 3rd anniversary	2%
After 4th anniversary	1.5%
After 5th anniversary	1%
After 6th anniversary	0.5%
After 7th anniversary	0%

48.5	(a)	The Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and shall contain the following information:
(i)	the Purchase Option Date; and
(ii)	the Relevant Charterhire Principal portion of the Purchase Option Price payable on the Purchase Option Date as determined in accordance with Clause 48.4(b).
(b)
Upon receipt of a duly signed and completed Purchase Option Notice in accordance with Clause 48.5(a), the Owners shall notify the Charterers of the Purchase Option Price in writing as soon as practicable.

48.6	The Charterers may serve a Purchase Option Notice throughout the duration of the Charter Period and is irrevocable once given.
48.7	Upon the exercise of the Purchase Option, the Owners and the Charterers shall thereupon perform their respective obligations referred to in Clause 50 and the

Purchase Option Price and other costs and expenses reasonably incurred for the sale of the Vessel shall be paid by the Charterers on the Purchase Option Date.
49.	PURCHASE OBLIGATION
In consideration of the Owners granting the Charterers the Purchase Option, the Charterers hereby agree that they are obliged and required to purchase all of the Owners' beneficial and legal right, title and interest in the Vessel and all belonging to her on the last day of the Charter Period whereupon the Owners and the Charterers shall perform their obligations referred to in Clause 50 and the Charterers shall be obliged to pay the Purchase Obligation Price on the Purchase Obligation Date unless the Charter is terminated before the natural expiration of this Charter or the Owners and the Charterers agree otherwise or the Purchase Option was exercised pursuant to Clause 48.
50.	SALE OF THE VESSEL BY PURCHASE OPTION AND PURCHASE OBLIGATION
(a)
Completion of the exercise of the Purchase Option or the performance of the Purchase Obligation (as the case may be) shall take place on the Relevant Date whereupon the Owners will sell to the Charterers (or their nominee), and the Charterers (or their nominee) will purchase from the Owners, all the legal and beneficial interest and title in the Vessel, for the Relevant Price on an "as is where is" basis and on the following terms and conditions:

(i)
the Charterers expressly agree and acknowledge that, no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners' behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extend permissible under applicable law, the Charterers hereby also waives any rights which they may have in tort in respect of any the matters referred to above and irrevocably agree that the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions. No third parties making any representation or warranty relating to the Vessel or any part thereof are the agents of the Owners nor has any such third party authority to bind the Owners thereby. Notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranty or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;
(ii)
the Vessel shall, on completion of sale, be free from any registered mortgages incurred by the Owners (where any mortgages, liens, Security Interests and debts arising out of or in connection with this Charter or the other Transaction Documents shall be released prior to (or simultaneously with) the transfer and/or release of the Relevant Price by the Charterers (as buyers) to the Owners (as sellers));

(iii)
the Relevant Price shall be paid by (or on behalf of) the Charterers to the Owners on the Relevant Date together with unpaid amounts of Charterhire but only up to and including the Relevant Date, and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to such Relevant Date which remain unpaid; and

(iv)
upon the Relevant Price together with the other moneys described under paragraph (iii) above being fully and irrevocably paid to the Owners on, and in accordance with, the terms set forth in this Charter, the Owners agree (at the cost of the Charterers) to enter into (A) a bill of sale, (B) a commercial invoice, (C) a protocol of delivery and acceptance and (D) such other additional documents as may be necessary for the purpose of registering the Vessel at its intended flag state upon such transfer, provided that the Charterers shall notify the Owners of any such additional documents no later than five (5) Business Days (or such other mutually agreed date) prior to such transfer, each in such form as may be required by the Charterers' intended flag state.

(b)	For the purposes of this Clause 50:
(i)	Relevant Date means:
(A)	in relation to the exercise of the Purchase Option, the Purchase Option Date; and
(B)	in relation to the performance of the Purchase Obligation, the Purchase Obligation Date.
(ii)	Relevant Price means:
(A)	in relation to the exercise of the Purchase Option, the Purchase Option Price; and
(B)	in relation to the performance of the Purchase Obligation, the Purchase Obligation Price.

51.	NO SET-OFF OR TAX DEDUCTION; FATCA PROVISIONS
51.1	General
(a)	All Charterhire and any payment made from the Charterers to enable the Owners to pay all amounts under a Transaction Document shall be paid punctually:
(i)	without any form of set-off, cross-claim or condition and in the case of Charterhire, without previous demand; and
(ii)	free and clear of any tax deduction or withholding unless required by law.
(b)	Without prejudice to Clause 51.1(a), if the Owners are required by law to make a tax deduction from any payment:
(i)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and
(ii)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

(c)	In this Charter, tax deduction means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.
51.2	FATCA provisions
51.2.1	FATCA Information
(a)	Subject to paragraph (c) below, each Relevant Party shall, within ten (10) Business Days of a reasonable request by another Relevant Party:
(i)	confirm to that other Relevant Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;
(ii)
supply to that other Relevant Party (with a copy to all other Relevant Parties) such forms, documentation and other information relating to its status under FATCA as that other Relevant Party reasonably requests for the purpose of that other Relevant Party's compliance with FATCA; and

(iii)
supply to that other Relevant Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Relevant Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Relevant Party confirms to another Relevant Party under paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Relevant Party shall so notify all other Relevant Parties reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Relevant Party to do anything, and paragraph (a)(iii) above shall not oblige any other Relevant Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)
If a Relevant Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Relevant Party shall be treated for the purposes of the Transaction Documents (and payments made under them) as if it is not a FATCA Exempt Party until such time as the Relevant Party in question provides the requested confirmation, forms, documentation or other information.

51.2.2	FATCA Deduction and gross up by Security Parties
(a)
If a Security Party is required to make a FATCA Deduction, that Security Party shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)
If a FATCA Deduction is required to be made by a Security Party, the amount of the payment due from that Security Party shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)
The Charterers shall promptly upon becoming aware that a Security Party must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Owners accordingly.

(d)
Within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Security Party making that FATCA Deduction or payment shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

51.2.3	FATCA Deduction by the Owners
The Owners may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. If the Owners become aware that they must make a FATCA Deduction in respect of a payment to another Relevant Party (or that there is any change in the rate or the basis of such FATCA Deduction) it shall notify that Relevant Party.
51.2.4	FATCA Mitigation
Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 51.2 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Owners.
52.	INCREASED COSTS

52.1	This Clause 52.1 applies if the Owners notify the Charterers that they consider that as a result of:
(a)
the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners' overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners has incurred or will incur an increased cost.
52.2	In this Clause 52.1, increased cost means, in relation to the Owners (without any double counting):
(a)
an additional or increased cost incurred as a result of, or in connection with, the Owners having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter;

(b)
an additional or increased cost incurred by the financiers of the Owners (if any) as a result of, or in connection with, the financiers of the Owners (if any) having entered into, or being a party to, the financing arrangements with the Owners and the relevant Financial Instruments in each case relating to the funding of the acquisition of the Vessel pursuant to the MOA;

(c)	a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners or their financiers (if any) on their capital;
(d)
a reduction in the amount of any payment to the financiers of the Owners (if any) under their financing arrangements and relevant Financial Instruments or in the effective return which such a payment represents to the financiers of the Owners (if any) or on their capital in each case relating to the funding of the acquisition of the Vessel pursuant to the MOA;

(e)	any other additional or increased cost of funding or financing the acquisition of the Vessel pursuant to the MOA; and
(f)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter, and for the purposes of this Clause 52.2 the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.
52.3
Subject to the terms of Clause 52.1, the Charterers shall pay to the Owners, within three (3) Business Days of the Owners' demand, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

52.4	Clause 53.3 above does not apply to the extent any increased cost is:
(a)	attributable to a tax deduction required by law to be made by a Security Party;
(b)	attributable to a FATCA Deduction required to be made by a Relevant Party or the Owners;
(c)	compensated for by Clause 41.5(b) (or would have been compensated for under Clause 41.5(b) but was not so compensated solely because any of the exclusions in Clause 41.5(b) applied); or
(d)	attributable to the wilful breach by the Owners of any law or regulation.
53.	GOVERNING LAW AND JURISDICTION
53.1
This Charter and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law and any Dispute arising out of or in connection with this Charter shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory re-enactment or modification thereof save to the extent necessary to give effect to the provisions of this Clause.

53.2	The arbitration reference shall be to three (3) arbitrators:
(a)	A Party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice, and stating it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified.
(b)
If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he/she had been appointed by agreement.

(c)
Where each Party appoints its own arbitrator, then the two (2) arbitrators so appointed may proceed with the arbitration and at any time thereafter appoint a third arbitrator so long as they do so before any substantive hearing or forthwith in the event that they cannot agree on any matter relating to the arbitration. If the said two arbitrators do not appoint a third within fourteen (14) days of one calling upon the other to do so, or if they are in disagreement as to the third arbitrator, either arbitrator or a Party shall apply to the London Maritime Arbitrators Association (LMAA) for the appointment of the third arbitrator.

(d)	The language used in the arbitration shall be English. The arbitration shall be conducted in accordance with the LMAA Terms current at the time when the arbitration proceedings are commenced.
(e)
Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator and, if necessary, for the LMAA to exercise its statutory power to appoint the sole arbitrator if the Parties cannot agree on the appointment.

53.3
In this Clause 53, proceedings means proceedings of any kind, including an application for a provisional or protective measure and a Dispute means any dispute arising out of or in connection with this Charter (including a dispute relating to the existence, validity or termination of this Charter) or any non-contractual obligation arising out of or in connection with this Charter.

54.	MISCELLANEOUS
54.1
The Charterers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

54.2	No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not Party.
54.3
This Charter and each Transaction Document may be executed in any number of counterparts and by the different Parties or thereto on separate counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Transaction Document, as the case may be.

Execution page
This Charter has been entered into on the date stated at the beginning of this Charter.
THE OWNERS

SIGNED for and on behalf of	)
ORIENTAL FLEET TANKER 12)
LIMITED	)
(东方富利 TANKER12 有限公司))
by , Director	)
in the presence of:	)

THE CHARTERERS

SIGNED for and on behalf of	)
MONTE CARLO 71 SHIPPING	)
COMPANY LIMITED	)
by	)
Attorney-in-Fact	)
in the presence of:	)

Schedule 1: Certificate of Delivery and Acceptance
Each of ORIENTAL FLEET TANKER 12 LIMITED (东方富利 TANKER12 有限公司 ), a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 101326 (the Owners) and MONTE CARLO 71 SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 69834 (the Charterers) hereby acknowledge that at _________________ hours on _____________________________  , there was delivered to, and accepted by, the Charterers the Vessel known as STENAWECO ENERGY, registered in the name of the Owners under the laws and flag of the Republic of the Marshall Islands with Official Number 5270 and IMO number 9683984 under a bareboat charter dated _________________  (together with all supplements and amendments to it, the Charter) and made between the Owners and the Charterers and that Delivery (as defined in the Charter) thereupon took place and that, accordingly, the Vessel is and will be subject to all the terms and conditions contained in the Charter.
The Charterers warrant that the representations and warranties made by them in Clause 46 of the Charter remain correct and that no Termination Event (as defined in the Charter) has occurred and is continuing at the date of this Certificate of Delivery and Acceptance.
Signed by	)
[name of authorised signatory],	)
[title of authorised signatory]	)
duly authorised for and on behalf of	)
ORIENTAL FLEET TANKER 12)
LIMITED (东方富利 TANKER12 有	)
限公司) as Owners	)

Signed by	)
[name of authorised signatory],	)
[title of authorised signatory]	)
duly authorised for and on behalf of	)
MONTE CARLO 71 SHIPPING	)
COMPANY LIMITED	)
as Charterers	)

Schedule 2: Charterhire Schedule
Estimated Financing Principal: US$21,375,000
Monthly Period	Commencement Date / Payment Date)	Charterhire (US$)		Charterhire Principal (US$)
		Upfront Charterhire / Balloon Payment	Fixed Charterhire (being 1/120 of Financing Principal less Balloon Payment)	Aggregate Outstanding Fixed Charterhire and Balloon Payment
	1st Payment Date (Commencement Date)	Upfront Charterhire: 7,125,000	130,625	21,244,375
1	2nd Payment Date (the date falling on the 10th day of the month falling immediately after Commencement Date)		130,625	21,113,750
2	3rd Payment Date (the date falling on the 10th day of the second (2nd) month falling immediately after Commencement Date)		130,625	20,983,125
3	4th Payment Date (the date falling on the 10th day of the third (3rd) month falling immediately after Commencement Date)		130,625	20,852,500
4	5th Payment Date (the date falling on the 10th day of the fourth (4th) month falling immediately after Commencement Date)		130,625	20,721,875

5	6th Payment Date (the date falling on the 10th day of the fifth (5th) month falling immediately after Commencement Date)	130,625	20,591,250
6	7th Payment Date (the date falling on the 10th day of the sixth (6th) month falling immediately after Commencement Date)	130,625	20,460,625
7	8th Payment Date (the date falling on the 10th day of the seventh (7th) month falling immediately after Commencement Date)	130,625	20,330,000
8	9th Payment Date (the date falling on the 10th day of the eighth (8th) month falling immediately after Commencement Date)	130,625	20,199,375
9	10th Payment Date (the date falling on the 10th day of the ninth (9th) month falling immediately after Commencement Date)	130,625	20,068,750
10	11th Payment Date (the date falling on the 10th day of the tenth (10th) month falling immediately after Commencement Date)	130,625	19,938,125

11	12th Payment Date (the date falling on the 10th day of the eleventh (11th) month falling immediately after Commencement Date)	130,625	19,807,500
12	13th Payment Date (the date falling on the 10th day of the twelve (12th) month falling immediately after Commencement Date)	130,625	19,676,875
13	14th Payment Date (the date falling on the 10th day of the thirteenth (13th) month falling immediately after Commencement Date)	130,625	19,546,250
14	15th Payment Date (the date falling on the 10th day of the fourteenth (14th) month falling immediately after Commencement Date)	130,625	19,415,625
15	16th Payment Date (the date falling on the 10th day of the fifteenth (15th) month falling immediately after Commencement Date)	130,625	19,285,000
16	17th Payment Date (the date falling on the 10th day of the sixteenth (16th) month falling immediately after Commencement Date)	130,625	19,154,375

17	18th Payment Date (the date falling on the 10th day of the seventeenth (17th) month falling immediately after Commencement Date)	130,625	19,023,750
18	19th Payment Date (the date falling on the 10th day of the eighteenth (18th) month falling immediately after Commencement Date)	130,625	18,893,125
19	20th Payment Date (the date falling on the 10th day of the nineteenth (19th) month falling immediately after Commencement Date)	130,625	18,762,500
20	21st Payment Date (the date falling on the 10th day of the twentieth (20th) month falling immediately after Commencement Date)	130,625	18,631,875
21	22nd Payment Date (the date falling on the 10th day of the twenty-first (21st) month falling immediately after Commencement Date)	130,625	18,501,250
22	23rd Payment Date (the date falling on the 10th day of the twenty-second (22nd) month falling immediately after Commencement Date)	130,625	18,370,625

23	24th Payment Date (the date falling on the 10th day of the twenty-third (23rd) month falling immediately after Commencement Date)	130,625	18,240,000
24	25th Payment Date (the date falling on the 10th day of the twenty-fourth (24th) month falling immediately after Commencement Date)	130,625	18,109,375
25	26th Payment Date (the date falling on the 10th day of the twenty-fifth (25th) month falling immediately after Commencement Date)	130,625	17,978,750
26	27th Payment Date (the date falling on the 10th day of the twenty-sixth (26th) month falling immediately after Commencement Date)	130,625	17,848,125
27	28th Payment Date (the date falling on the 10th day of the twenty-seventh (27th) month falling immediately after Commencement Date)	130,625	17,717,500
28	29th Payment Date (the date falling on the 10th day of the twenty-eighth (28th) month falling immediately after Commencement Date)	130,625	17,586,875

29	30th Payment Date (the date falling on the 10th day of the twenty-ninth (29th) month falling immediately after Commencement Date)	130,625	17,456,250
30	31st Payment Date (the date falling on the 10th day of the thirtieth (30th) month falling immediately after Commencement Date)	130,625	17,325,625
31	32nd Payment Date (the date falling on the 10th day of the thirty-first (31st) month falling immediately after Commencement Date)	130,625	17,195,000
32	33rd Payment Date (the date falling on the 10th day of the thirty-second (32nd) month falling immediately after Commencement Date)	130,625	17,064,375
33	34th Payment Date (the date falling on the 10th day of the thirty-third (33rd) month falling immediately after Commencement Date)	130,625	16,933,750
34	35th Payment Date (the date falling on the 10th day of the thirty-fourth (34th) month falling immediately after Commencement Date)	130,625	16,803,125

35	36th Payment Date (the date falling on the 10th day of the thirty-fifth (35th) month falling immediately after Commencement Date)	130,625	16,672,500
36	37th Payment Date (the date falling on the 10th day of the thirty-sixth (36th) month falling immediately after Commencement Date)	130,625	16,541,875
37	38th Payment Date (the date falling on the 10th day of the thirty-seventh (37th) month falling immediately after Commencement Date)	130,625	16,411,250
38	39th Payment Date (the date falling on the 10th day of the thirty-eighth (38th) month falling immediately after Commencement Date)	130,625	16,280,625
39	40th Payment Date (the date falling on the 10th day of the thirty-ninth (39th) month falling immediately after Commencement Date)	130,625	16,150,000
40	41st Payment Date (the date falling on the 10th day of the fortieth (40th) month falling immediately after Commencement Date)	130,625	16,019,375

41	42nd Payment Date (the date falling on the 10th day of the forty-first (41st) month falling immediately after Commencement Date)	130,625	15,888,750
42	43rd Payment Date (the date falling on the 10th day of the forty-second (42nd) month falling immediately after Commencement Date)	130,625	15,758,125
43	44th Payment Date (the date falling on the 10th day of the forty-third (43rd) month falling immediately after Commencement Date)	130,625	15,627,500
44	45th Payment Date (the date falling on the 10th day of the forty-fourth (44th) month falling immediately after Commencement Date)	130,625	15,496,875
45	46th Payment Date (the date falling on the 10th day of the forty-fifth (45th) month falling immediately after Commencement Date)	130,625	15,366,250
46	47th Payment Date (the date falling on the 10th day of the forty-sixth (46th) month falling immediately after Commencement Date)	130,625	15,235,625

47	48th Payment Date (the date falling on the 10th day of the forty-seventh (47th) month falling immediately after Commencement Date)	130,625	15,105,000
48	49th Payment Date (the date falling on the 10th day of the forty-eighth (48th) month falling immediately after Commencement Date)	130,625	14,974,375
49	50th Payment Date (the date falling on the 10th day of the forty-ninth (49th) month falling immediately after Commencement Date)	130,625	14,843,750
50	51st Payment Date (the date falling on the 10th day of the fiftieth (50th) month falling immediately after Commencement Date)	130,625	14,713,125
51	52nd Payment Date (the date falling on the 10th day of the fifty-first (51st) month falling immediately after Commencement Date)	130,625	14,582,500
52	53rd Payment Date (the date falling on the 10th day of the fifty-second (52nd) month falling immediately after Commencement Date)	130,625	14,451,875

53	54th Payment Date (the date falling on the 10th day of the fifty-third (53rd) month falling immediately after Commencement Date)	130,625	14,321,250
54	55th Payment Date (the date falling on the 10th day of the fifty-fourth (54th) month falling immediately after Commencement Date)	130,625	14,190,625
55	56th Payment Date (the date falling on the 10th day of the fifty-fifth (55th) month falling immediately after Commencement Date)	130,625	14,060,000
56	57th Payment Date (the date falling on the 10th day of the fifty-sixth (56th) month falling immediately after Commencement Date)	130,625	13,929,375
57	58th Payment Date (the date falling on the 10th day of the fifty-seventh (57th) month falling immediately after Commencement Date)	130,625	13,798,750
58	59th Payment Date (the date falling on the 10th day of the fifty-eighth (58th) month falling immediately after Commencement Date)	130,625	13,668,125

59	60th Payment Date (the date falling on the 10th day of the fifty-ninth (59th) month falling immediately after Commencement Date)	130,625	13,537,500
60	61st Payment Date (the date falling on the 10th day of the sixtieth (60th) month falling immediately after Commencement Date)	130,625	13,406,875
61	62nd Payment Date (the date falling on the 10th day of the sixty-first (61st) month falling immediately after Commencement Date)	130,625	13,276,250
62	63rd Payment Date (the date falling on the 10th day of the sixty-second (62nd) month falling immediately after Commencement Date)	130,625	13,145,625
63	64th Payment Date (the date falling on the 10th day of the sixty-third (63rd) month falling immediately after Commencement Date)	130,625	13,015,000
64	65th Payment Date (the date falling on the 10th day of the sixty-fourth (64th) month falling immediately after Commencement Date)	130,625	12,884,375

65	66th Payment Date (the date falling on the 10th day of the sixty-fifth (65th) month falling immediately after Commencement Date)	130,625	12,753,750
66	67th Payment Date (the date falling on the 10th day of the sixty-sixth (66th) month falling immediately after Commencement Date)	130,625	12,623,125
67	68th Payment Date (the date falling on the 10th day of the sixty-seventh (67th) month falling immediately after Commencement Date)	130,625	12,492,500
68	69th Payment Date (the date falling on the 10th day of the sixty-eighth (68th) month falling immediately after Commencement Date)	130,625	12,361,875
69	70th Payment Date (the date falling on the 10th day of the sixty-ninth (69th) month falling immediately after Commencement Date)	130,625	12,231,250
70	71st Payment Date (the date falling on the 10th day of the seventieth (70th) month falling immediately after Commencement Date)	130,625	12,100,625

71	72nd Payment Date (the date falling on the 10th day of the seventy-first (71st) month falling immediately after Commencement Date)	130,625	11,970,000
72	73rd Payment Date (the date falling on the 10th day of the seventy-second (72nd) month falling immediately after Commencement Date)	130,625	11,839,375
73	74th Payment Date (the date falling on the 10th day of the seventy-third (73rd) month falling immediately after Commencement Date)	130,625	11,708,750
74	75th Payment Date (the date falling on the 10th day of the seventy-fourth (74th) month falling immediately after Commencement Date)	130,625	11,578,125
75	76th Payment Date (the date falling on the 10th day of the seventy-fifth (75th) month falling immediately after Commencement Date)	130,625	11,447,500
76	77th Payment Date (the date falling on the 10th day of the seventy-sixth (76th) month falling immediately after Commencement Date)	130,625	11,316,875

77	78th Payment Date (the date falling on the 10th day of the seventy-seventh (77th) month falling immediately after Commencement Date)	130,625	11,186,250
78	79th Payment Date (the date falling on the 10th day of the seventy-eighth (78th) month falling immediately after Commencement Date)	130,625	11,055,625
79	80th Payment Date (the date falling on the 10th day of the seventy-ninth (79th) month falling immediately after Commencement Date)	130,625	10,925,000
80	81st Payment Date (the date falling on the 10th day of the eightieth (80th) month falling immediately after Commencement Date)	130,625	10,794,375
81	82nd Payment Date (the date falling on the 10th day of the eighty-first (81st) month falling immediately after Commencement Date)	130,625	10,663,750
82	83rd Payment Date (the date falling on the 10th day of the eighty-second (82nd) month falling immediately after Commencement Date)	130,625	10,533,125

83	84th Payment Date (the date falling on the 10th day of the eighty-third (83rd) month falling immediately after Commencement Date)	130,625	10,402,500
84	85th Payment Date (the date falling on the 10th day of the eighty-fourth (84th) month falling immediately after Commencement Date)	130,625	10,271,875
85	86th Payment Date (the date falling on the 10th day of the eighty-fifth (85th) month falling immediately after Commencement Date)	130,625	10,141,250
86	87th Payment Date (the date falling on the 10th day of the eighty-sixth (86th) month falling immediately after Commencement Date)	130,625	10,010,625
87	88th Payment Date (the date falling on the 10th day of the eighty-seventh (87th) month falling immediately after Commencement Date)	130,625	9,880,000
88	89th Payment Date (the date falling on the 10th day of the eighty-eighth (88th) month falling immediately after Commencement Date)	130,625	9,749,375

89	90th Payment Date (the date falling on the 10th day of the eighty-ninth (89th) month falling immediately after Commencement Date)	130,625	9,618,750
90	91st Payment Date (the date falling on the 10th day of the ninetieth (90th) month falling immediately after Commencement Date)	130,625	9,488,125
91	92nd Payment Date (the date falling on the 10th day of the ninety-first (91st) month falling immediately after Commencement Date)	130,625	9,357,500
92	93rd Payment Date (the date falling on the 10th day of the ninety-second (92nd) month falling immediately after Commencement Date)	130,625	9,226,875
93	94th Payment Date (the date falling on the 10th day of the ninety-third (93rd) month falling immediately after Commencement Date)	130,625	9,096,250
94	95th Payment Date (the date falling on the 10th day of the ninety-fourth (94th) month falling immediately after Commencement Date)	130,625	8,965,625

95	96th Payment Date (the date falling on the 10th day of the ninety-fifth (95th) month falling immediately after Commencement Date)	130,625	8,835,000
96	97th Payment Date (the date falling on the 10th day of the ninety-sixth (96th) month falling immediately after Commencement Date)	130,625	8,704,375
97	98th Payment Date (the date falling on the 10th day of the ninety-seventh (97th) month falling immediately after Commencement Date)	130,625	8,573,750
98	99th Payment Date (the date falling on the 10th day of the ninety-eighth (98th) month falling immediately after Commencement Date)	130,625	8,443,125
99	100th Payment Date (the date falling on the 10th day of the ninety-ninth (99th) month falling immediately after Commencement Date)	130,625	8,312,500
100	101st Payment Date (the date falling on the 10th day of the one hundredth (100th) month falling immediately after Commencement Date)	130,625	8,181,875

101	102nd Payment Date (the date falling on the 10th day of the one hundred and first (101st) month falling immediately after Commencement Date)	130,625	8,051,250
102	103rd Payment Date (the date falling on the 10th day of the one hundred and second (102nd) month falling immediately after Commencement Date)	130,625	7,920,625
103	104th Payment Date (the date falling on the 10th day of the one hundred and third (103rd) month falling immediately after Commencement Date)	130,625	7,790,000
104	105th Payment Date (the date falling on the 10th day of the one hundred and fourth (104th) month falling immediately after Commencement Date)	130,625	7,659,375
105	106th Payment Date (the date falling on the 10th day of the one hundred and fifth (105th) month falling immediately after Commencement Date)	130,625	7,528,750
106	107th Payment Date (the date falling on the 10th day of the one hundred and sixth (106th) month falling immediately after Commencement Date)	130,625	7,398,125

107	108th Payment Date (the date falling on the 10th day of the one hundred and seventh (107th) month falling immediately after Commencement Date)	130,625	7,267,500
108	109th Payment Date (the date falling on the 10th day of the one hundred and eighth (108th) month falling immediately after Commencement Date)	130,625	7,136,875
109	110th Payment Date (the date falling on the 10th day of the one hundred and ninth (109th) month falling immediately after Commencement Date)	130,625	7,006,250
110	111th Payment Date (the date falling on the 10th day of the one hundred and tenth (110th) month falling immediately after Commencement Date)	130,625	6,875,625
111	112nd Payment Date (the date falling on the 10th day of the one hundred and eleventh (110th) month falling immediately after Commencement Date)	130,625	6,745,000

112	113rd Payment Date (the date falling on the 10th day of the one hundred and twelve (112th) month falling immediately after Commencement Date)	130,625	6,614,375
113	114th Payment Date (the date falling on the 10th day of the one hundred and thirteenth (113th) month falling immediately after Commencement Date)	130,625	6,483,750
114	115th Payment Date (the date falling on the 10th day of the one hundred and fourteenth (114th) month falling immediately after Commencement Date)	130,625	6,353,125
115	116th Payment Date (the date falling on the 10th day of the one hundred and fifteenth (115th) month falling immediately after Commencement Date)	130,625	6,222,500
116	117th Payment Date (the date falling on the 10th day of the one hundred and sixteenth (116th) month falling immediately after Commencement Date)	130,625	6,091,875
117	118th Payment Date (the date falling on the 10th day of the one hundred and seventeenth (117th) month falling immediately after Commencement Date)	130,625	5,961,250

118	119th Payment Date (the date falling on the 10th day of the one hundred and eighteenth (118th) month falling immediately after Commencement Date)		130,625	5,830,625
119	120th Payment Date (the date falling on the 10th day of the one hundred nineteenth (119th) month falling immediately after Commencement Date)	Balloon Payment: 5,700,000	130,625	0

Schedule 3: Collateral Owners, Collateral Charterers and Collateral Vessels
Collateral Owners	Collateral Charterers	Collateral Vessels

Name: Oriental Fleet TANKER 11 Limited (东方富利 TANKER11 有限公司) Place of Incorporation: Republic of the Marshall Islands Registration No.: 101325 ("Collateral Owner A")	Name: Monte Carlo Seven Shipping Company Limited Place of Incorporation: Republic of the Marshall Islands Registration No.: 60933 ("Collateral Charterer A")
One (1) d/w 50,000 product oil/chemical tanker named "Stenaweco Excellence" registered in the name of Collateral Owner A under the laws and flag of the Republic of Liberia with Official Number 16739
("Collateral Vessel A")

Name: Oriental Fleet TANKER 13 Limited (东方富利 TANKER13 有限公司) Place of Incorporation: Republic of the Marshall Islands Registration No.: 101327 ("Collateral Owner B")	Name: Monte Carlo One Shipping Company Limited Place of Incorporation: Republic of the Marshall Islands Registration No.: 55324 ("Collateral Charterer B")
One (1) d/w 50,000 product oil/chemical tanker named "Stenaweco Evolution" presently registered in the name of Eco Evolution LLC under the laws and flag of the Republic of the Marshall Islands with Official Number 5271, which on delivery to Collateral Owner B will be registered under the laws and flag of the Republic of the Marshall Islands with Official Number 5271
("Collateral Vessel B")

Dated 2019

TOP SHIPS INC.
as Guarantor
and
ORIENTAL FLEET TANKER 12 LIMITED
(东方富利 TANKER12 有限公司)
as Owner
Guarantee
in respect of one (1) d/w 50,000 product oil/chemical tanker named "STENAWECO ENERGY" with IMO No. 9683984

H O N G K O N G

i

This Guarantee is made by way of deed on 2019. Between:
(1)	TOP SHIPS INC., a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 3571, as guarantor (the Guarantor); and
(2)	ORIENTAL FLEET TANKER 12 LIMITED (东方富利 TANKER12 有限公 司), a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 101326, as owner (the Owner).
Recitals:
(A)
The Owner and the Charterer (as defined below) are parties to a bareboat charter party dated on or about the date hereof (as amended and/or supplemented from time to time, the Charter), pursuant to which the Owner has agreed to charter the Vessel (as defined below) to the Charterer subject to the terms and conditions specified therein.

(B)	As a condition precedent to the obligations of the Owner under the Charter, the Guarantor is required to execute this Guarantee.
It is agreed as follows:
1.	Definitions and interpretation
1.1
Unless the context otherwise requires, words or expressions defined in the Charter (whether specifically or by reference) shall have the same meanings in this Guarantee and this construction shall survive the termination of the Charter. Where a word or phrase is defined in the Charter and this Guarantee, the definition in this Guarantee shall prevail.

1.2	In this Guarantee, the following words and expressions shall, except where the context otherwise requires, have the following respective meanings:
Bankruptcy includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country.
Charterer means MONTE CARLO 71 SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 69834.
Compliance Certificate means a certificate substantially in the form set out in Schedule 3 (Form of Compliance Certificate) which is delivered from time to time to the Owner under Clause 12 (Compliance Certificate) of Schedule 2 (Covenants).
Guarantee means this deed of guarantee and indemnity (including the Recitals).
Guaranteed Obligations means all present and future payment and performance obligations of any of the Security Parties due, owing or incurred under any of the Transaction Documents to the Owner, in each case (i) which are (or which are expressed to be) now or at any time hereafter due to be performed and (ii) including as a consequence of any breach, non-performance, disclaimer or repudiation by any of the Security Parties (or by a liquidator, receiver, administrative receiver, administrator
1

or any similar officer in respect of any of the Security Parties) of any of such obligations of any of the Security Parties, in each case together with:
(a)	all costs, charges and expenses incurred by the Owner in connection with the protection, preservation or enforcement of its rights under any of the Transaction Documents; and
(b)	all indebtedness, moneys, obligations and liabilities due, owing or incurred in respect of any variations of the Transaction Documents or the obligations and liabilities imposed under such documents.
Parties means together, the parties to this Guarantee (each, a Party).
Security Perfection Requirements means, in respect of the Transaction Documents to which the Guarantor is a party:
(a)	execution of all notices, acknowledgments and consents as required under those Transaction Documents; and
(b)	any other Authorisations of those Transaction Documents as may be required or recommended in any Legal Opinion.
Vessel means one (1) d/w 50,000 product oil/chemical tanker named "STENAWECO ENERGY" with IMO No. 9683984.
1.3	Unless otherwise specified and except where the context otherwise requires, any reference in this Guarantee to:
(a)	the singular includes the plural and vice versa;
(b)	any person shall be construed so as to include its successors and permitted assigns and permitted transferees in accordance with their respective interests;
(c)
any document (including the Charter, this Guarantee, and each other Transaction Document) shall be construed as a reference to such document as amended, restated, supplemented, varied or novated from time to time in accordance with its terms (to the extent that such document is at the relevant time in effect);

(d)	any provision of law shall be construed as a reference to that provision as amended, supplemented, varied, re-enacted, replaced or restated from time to time;
(e)
any applicable law includes, without limitation, (i) applicable laws, acts, codes, conventions, decrees, decree-laws, legislation, statutes, treaties and similar instruments, (ii) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal (or, if there is a right of appeal, such appeal is not prosecuted within the allowable time) and (iii) applicable directives, guidance, guidelines, notices, orders, regulations and rules of any governmental, judicial or regulatory authority (whether or not having the force of law but with which, if not having the force of law, compliance is customary);

(f)	a Clause shall be construed as a reference to a clause of this Guarantee;
2

(g)	continuing shall, in relation to a Termination Event, be construed as a reference to a Termination Event which persists and has not been waived or remedied in accordance with the terms of the Charter;
(h)
a person shall be construed as a reference to any association, company, corporation, firm, governmental, judicial or regulatory authority, individual, joint venture, partnership (including any limited partnership and any limited liability partnership) or trust (in each case whether or not having separate legal personality);

(i)
a successor shall be construed so as to mean a successor in title of a person and any person who under the applicable laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such person or to which, under such laws or by agreement or otherwise, such rights and obligations have been transferred; and

(j)
the winding-up, dissolution, administration or re-organisation of a person shall be construed so as to include any equivalent or analogous proceedings under the applicable law of the jurisdiction in which such person is incorporated or formed or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.4	Clause headings shall be ignored in the interpretation of this Guarantee.
2.	Guarantee and Indemnity
2.1
In consideration of the Owner entering into the Charter, the Guarantor irrevocably and unconditionally guarantees to the Owner the due payment and prompt performance by the Charterer and the other Security Parties of the Guaranteed Obligations when due in accordance with the Charter and the other Transaction Documents.

2.2
The Guarantor further irrevocably and unconditionally undertakes to pay to the Owner, on the Owner's demand, any such amount which is not paid by the Charterer or the other Security Parties when due and payable under the Charter, the Collateral Charters and the other Transaction Documents.

2.3
The Guarantor as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under Clauses 2.1 and 2.2 agrees to indemnify and keep indemnified the Owner, in full and on demand, from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Owner arising out of, or in connection with, any failure of the Charterer or any other Security Party to perform or discharge any of the Guaranteed Obligations.

2.4	The Owner may serve more than one demand under this Clause 2.
3.	Preservation of Rights
3.1	The obligations of the Guarantor contained in this Guarantee shall be in addition to and independent of every other security which the Owner may at any time hold in
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respect of the Charterer's or any other Security Party's obligations under any Transaction Document.
3.2
The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety. Neither the obligations of the Guarantor contained in this Guarantee nor the rights, powers and remedies conferred upon the Owner by this Guarantee or by law shall be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, administration or reorganisation of the Charterer or any other Security Party or any other person or any change in its status, function, control or ownership;
(b)
any of the obligations of the Charterer or any other Security Party or any other person under any Transaction Document being or becoming illegal, invalid, void, voidable, unenforceable, ineffective or of limited force and effect in any respect;

(c)
any time or other indulgence being granted or agreed to be granted to either the Charterer or any other Security Party or any other person in respect of any of its obligations under any Transaction Document;

(d)
any amendment to, or any variation, waiver or release of, the Charter or the other Transaction Documents or any obligation of either the Charterer or any other Security Party or any other person under any Transaction Document;

(e)
any failure to take, or fully to take, any security contemplated by any Transaction Document or otherwise agreed to be taken in respect of any Security Party's obligations under any Transaction Document;

(f)
any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any of either the Charterer's or any other Security Party's obligations under any Transaction Document;

(g)
any purported obligation of either the Charterer or any other Security Party or any other person to the Owner (or any security for that obligation) becoming wholly or in part void, invalid, illegal or unenforceable for any reason, including negligence; and

(h)
any other act, event or omission which, but for this Clause 3.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor contained in this Guarantee or any of the rights, powers or remedies conferred upon the Owner by this Guarantee, the Charter or any other Transaction Document or by law.

3.3
Any settlement, discharge or release between the Guarantor and the Owner in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to or in favour of the Owner by any Security Party or any other person being avoided, set aside, reduced or ordered to be refunded as a result of the operation of any applicable law and if any such right, security, disposition or payment is so avoided, set aside, reduced or ordered to be refunded, the liability of the Guarantor shall continue and the Owner shall be entitled to recover under this Guarantee the value or

4

amount of that right, security, disposition or payment, in each case as if any such settlement, discharge or release had not occurred.
3.4	The Owner shall not be obliged before exercising any of the rights, powers or remedies conferred upon it by this Guarantee or by law:
(a)	to take any action or obtain judgment in any court against the Charterer or any other Security Party;
(b)	to make or file any claim or proof in a winding-up or dissolution of either of the Charterer or any other Security Party; or
(c)	to enforce or seek to enforce any security taken in respect of the Charterer's or any other Security Party's obligations under the Charter or any other Transaction Document.
3.5
The Guarantor agrees that, for so long as the Charterer or any other Security Party is under any actual or contingent obligation under the Charter or any other Transaction Document, the Guarantor shall not exercise any right which the Guarantor may at any time have by reason of this Guarantee or the performance by it of its obligations under this Guarantee:

(a)
to be indemnified by the Charterer or any other Security Party or to receive any collateral from the Charterer or any other Security Party in respect of the Guarantor's obligations under this Guarantee;

(b)	to claim any contribution from any other guarantor of the Charterer's or any other Security Party's obligations under the Charter or any other Transaction Document;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of the Owner's rights under the Charter or any Transaction Document or of any other guarantee or security taken pursuant to, or in connection with, the Charter or any other Transaction Document;

(d)	to claim or prove in a liquidation or other insolvency proceeding of the Charterer or any other Security Party or any co-surety in competition with the Owner; and/or
(e)
receive, claim or have the benefit of any payment, distribution or security from or on account of the Charterer or any other Security Party, or exercise any right of set-off against the Charterer or any other Security Party.

4.	Representations and Warranties
The Guarantor acknowledges that the Owner has entered into the Charter and the other Transaction Documents on the basis of, and in full reliance on the representations and warranties expressed to be made by it and set out in Schedule 1 (Representations and Warranties) to this Guarantee on the date hereof and on each Payment Date under the Charter. The Guarantor covenants that on each of such dates, each of the representations and warranties set forth in Schedule 1 (Representations and Warranties) to this Guarantee is true and correct and not misleading in any material respects.
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5.	Covenants
The Guarantor hereby covenants in favour of the Owner in the terms of the undertakings expressed to be made by it and set out in Schedule 2 (Covenants) to this Guarantee.
6.	Continuing Guarantee
The obligations of the Guarantor contained in this Guarantee shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and shall not be considered as satisfied or discharged by any intermediate payment, satisfaction or settlement of any part of the Guaranteed Obligations and shall continue in full force and effect until all of the Guaranteed Obligations (whether actual or contingent) have been irrevocably and unconditionally paid and discharged in full.
7.	Payments
7.1	All payments to be made by the Guarantor under this Guarantee shall be made in the currency in which the corresponding payment obligation of the Charterer is due and payable under the Charter or each other applicable Transaction Document (as the case may be) and in immediately available, freely transferable, cleared funds to such account of the Owner with such bank as the Owner shall from time to time have specified for this purpose.
7.2
All payments to be made by the Guarantor under this Guarantee shall be made without set-off or counterclaim and without any deduction or withholding whatsoever. If the Guarantor is obliged by law to make any deduction or withholding from any such payment, the amount due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Owner receives a net amount equal to the amount that the Owner would have received had no such deduction or withholding been required to be made.

7.3	The Guarantor agrees that:
(a)
if any payment received by the Owner in respect of moneys owing or due and payable by the Guarantor is avoided on the subsequent insolvency or liquidation of the Guarantor, under any laws relating to insolvency or liquidation, that payment does not discharge or diminish the liability of the Guarantor under this Guarantee, which continues to apply as if that payment at all times remained owing; and

(b)
if the Guarantor has not paid to the Owner the full amount of all sums due under this Guarantee, the Owner may (for the purpose of enabling the Owner to sue the Guarantor and/or any other guarantor of the liabilities which are hereby guaranteed or to prove in its or their liquidation or in any similar proceedings for any moneys due and unpaid by the Guarantor to the Owner) at any time place and keep for such time as it may think fit any moneys received under this Guarantee, or under such other guarantees or from any other person, to the credit of an account or accounts (bearing interest at a commercial rate) without any obligation on the part of the Owner to apply the same or any part thereof in or towards the discharge of the indebtedness and liabilities of the Guarantor to the Owner.

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7.4
All moneys received by the Owner pursuant to this Guarantee after the occurrence of a Termination Event which is continuing shall be held by the Owner in trust and applied by the Owner in the following order:

(a)	firstly, to pay or retain all costs and expenses of whatever nature incurred by the Owner under the Transaction Documents;
(b)	secondly, to be applied in and towards payment of the Guaranteed Obligations (whether the same are due and payable or not); and
(c)	fifthly, the surplus (if any) shall be paid to the Guarantor or such other person as may for the time being be entitled thereto.
8.	Subordination
All rights which the Guarantor at any time has (whether in respect of this Guarantee or any other Transaction Document) against the Charterer, any other Security Party or their respective assets shall be fully subordinated to the rights of the Owner under the Transaction Documents; and in particular after a Termination Event has occurred and is continuing under the Charter and the Owner has, by notice to the Guarantor, brought this Clause 8 into operation, which notice shall take effect immediately, the Guarantor shall not:
(a)
claim, or in a Bankruptcy of the Charterer or any other Security Party prove for, any amount payable to the Guarantor by the Charterer or any other Security Party, whether in respect of this Guarantee or any other Transaction Document;

(b)	take or enforce any Security Interest for any such amount;
(c)	claim to set-off any such amount against any amount payable by the Guarantor to the Charterer or any other Security Party; or
(d)	claim any subrogation or other right in respect of any Transaction Document or any sum received or recovered by either the Charterer or any other Security Party under a Transaction Document.
9.	Currency Conversion and Currency Indemnity
(a)
The Owner may convert any money received or realised by it under or pursuant to this Guarantee which is not in the currency in which the relevant sum is due and payable under each applicable Transaction Document from that currency into the currency in which such sum is due at the rate of exchange on the relevant date of the conversion.

(b)
If, under any applicable law, whether as a result of judgment against the Guarantor or the liquidation of the Guarantor or for any other reason, any payment to be made by the Guarantor under or in connection with this Guarantee is made or is recovered in a currency other than the currency (the currency of obligation) in which it is payable pursuant to this Guarantee then, to the extent that the payment (when converted into the currency of obligation at the rate of exchange on the date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Guarantee,

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the Guarantor shall as a separate and independent obligation, fully indemnify the Owner against the amount of the shortfall.
(c)	For the purposes of this Clause 9, rate of exchange means the best rate at which the Owner is able on the relevant date to purchase the currency of obligation with the other currency.
10.	Suspense Account
If the Guarantor has not paid to the Owner the full amount of all sums due under this Guarantee, all moneys received, recovered or realised by the Owner under or pursuant to this Guarantee (including the proceeds of any conversion of currency) may in its discretion (for inter alia the purpose of claiming or proving in a Bankruptcy of the Charterer or any other Security Party) be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of the Guarantor's obligations under this Guarantee.
11.	Set-off
If the Guarantor has not paid to the Owner the full amount of all sums due under this Guarantee, the Owner may (but shall not be obliged to) set-off any obligation in respect of Guaranteed Obligations which are due and payable by the Guarantor against any obligation (contingent or otherwise) owed by the Owner to the Guarantor (regardless of the place of payment, or currency of either obligation) and apply any credit balance to which the Guarantor is entitled on any account with the Owner in payment of the Guaranteed Obligations. The Owner may, at the cost of the Guarantor, effect such currency exchanges as it considers are appropriate to implement such set-off.
12.	Guarantor to comply with Charter
The Guarantor agrees with the Owner to comply with all provisions of the Charter which are applicable to itself in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee.
13.	Miscellaneous
13.1
This Guarantee may be executed in any number of counterparts and on separate counterparts, each of which when executed shall constitute an original, but all counterparts shall together constitute one and the same instrument.

13.2	Any amendment, supplement or variation to any Transaction Document to which the Guarantor is a party must be in writing and executed by each party thereto.
13.3	The Guarantor may not terminate this Guarantee by notice to the Owner or otherwise until the Guaranteed Obligations are irrevocably paid to the Owner in full.
13.4
Neither the failure to exercise, nor the delay in any exercise of, nor the single or partial exercise of, any right, power or remedy by the Owner under or in relation to any Transaction Document to which the Guarantor is a party shall (a) operate as a waiver of such right, power or remedy, (b) prevent any further or other exercise of such right, power or remedy or (c) prevent the exercise of any other right, power or remedy. The rights, powers and remedies of the Owner provided in any Transaction

8

Document to which the Guarantor is a party are cumulative and not exclusive of any rights, powers or remedies provided by law.
13.5
Any waiver or consent given by a party under or in relation to any Transaction Document to which the Guarantor is a party must, in order to be effective, be in writing and shall only be effective in the specific circumstances in which it is given.

13.6
If at any time any provision of any Transaction Document to which the Guarantor is a party is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of that Transaction Document nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

13.7
Any certificate or determination by the Owner as to any rate of interest or as to any other amount payable under and pursuant to any Transaction Document to which the Guarantor is a party shall, in the absence of manifest error, be conclusive and binding on Guarantor.

13.8	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Guarantee.
13.9
The Guarantor shall pay to the Owner on demand all fees, costs and expenses (including legal, survey and other costs) payable or incurred by the Owner in connection with the enforcement of or preservation of the Owner's rights under each Transaction Document to which the Guarantor is a party. All amounts payable pursuant to this Clause 13 shall be paid in the currency in which they are incurred to the Owner.

14.	Assignments and Transfers
14.1	This Guarantee shall be binding upon and inure to the benefit of each Party and its respective successors, permitted assigns and permitted transferees.
14.2
The Guarantor shall not assign, transfer (whether voluntarily or involuntarily, by operation of law or otherwise) or create or permit to exist any Security Interest over, any of its rights or obligations under this Guarantee.

15.	Notices
15.1	Communications in writing
Any communication to be made under or in connection with the Transaction Documents to which the Guarantor is a party shall be made in writing and, unless otherwise stated, may be given in person, by post, fax or email.
15.2	Addresses
Except as otherwise provided for in this Guarantee, all notices or other communications under or in respect of the Transaction Documents to which the Guarantor is a party to either party thereto shall be in writing and shall be made or given to such party at the address, facsimile number or email address appearing below
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(or at such other address, facsimile number or email address as such party may hereafter specify for such purposes to the other by notice in writing):
(a)	In the case of the Guarantor:
Address:	1, Vas. Sofias & Meg. Alexandrou Str. 15124, Maroussi, Athens, Greece
Attention:	Andreas Louka
Email:	louka@loukapartners.com
Fax:	+30 2108128320

(b)	In the case of the Owner:
Address:	c/o Oriental Fleet International Company Limited 50/F, COSCO Tower 183 Queen's Road Central Hong Kong
Attention:	Belinda Hou / Thomas Xing / Xu Ying
Email:	lou.can@coscoshipping.com / thomas.xing@ofi.com.hk / asset@coscoshipping.com
Fax:	+852 2339 1881
15.3	Delivery
15.3.1	Any communication or document made or delivered by a Party to the other Party under or in connection with the Transaction Documents to which the Guarantor is a party will only be effective:
(a)	if by way of fax, when received in legible form;
(b)
if by way of letter, when it has been left at the relevant address to which it has been posted with postage prepaid in an envelope addressed to the relevant party at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 15.2 (Addresses), if addressed to that department or officer; or

(c)	if by way of email, only when received in a legible form by the email address of the person to whom the communication is made.
15.3.2
All communications and documents delivered pursuant to or otherwise relating to the Transaction Documents to which the Guarantor is a party shall be either in English or Chinese or accompanied by a certified English or Chinese translation.

15.4	Validity of demands
A demand under this Guarantee shall be valid notwithstanding that it is served:
(a)	on the date on which the amount to which it relates is due and payable by the Charterer or any other Security Party under an applicable Transaction Document (as the case may be); or
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(b)	at the same time as the service of a notice under the applicable Transaction Document;
and a demand under this Guarantee may refer to all amounts payable under or in connection with the Transaction Documents to which the Charterer or any other Security Party is a party without specifying a particular sum or aggregate sum.
16.	Governing Law and Jurisdiction
16.1
This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law and any Dispute arising out of or in connection with this Guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory re-enactment or modification thereof save to the extent necessary to give effect to the provisions of this Clause.

16.2	The arbitration reference shall be to three arbitrators:
(a)
A Party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice, and stating it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified.

(b)
If the other Party does not appoint its own arbitrator and gives notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he/she had been appointed by agreement.

(c)
Where each Party appoints its own arbitrator, then the two (2) arbitrators so appointed may proceed with the arbitration and at any time thereafter appoint a third arbitrator so long as they do so before any substantive hearing or forthwith in the event that they cannot agree on any matter relating to the arbitration. If the said two arbitrators do not appoint a third within fourteen (14) days of one calling upon the other to do so, or if they are in disagreement as to the third arbitrator, either arbitrator or a Party shall apply to the London Maritime Arbitrators Association (LMAA) for the appointment of the third arbitrator.

(d)	The language used in the arbitration shall be English. The arbitration shall be conducted in accordance with the LMAA Terms current at the time when the arbitration proceedings are commenced.
(e)	Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
16.3
In this Clause 16, proceedings means proceedings of any kind, including an application for a provisional or protective measure and a Dispute means any dispute arising out of or in connection with this Guarantee (including a dispute relating to the

11

existence, validity or termination of this Guarantee) or any non-contractual obligation arising out of or in connection with this Guarantee.
16.4
The Guarantor waives any rights of sovereign immunity which it or any of its properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to its obligations under this Guarantee.

[Schedules and execution pages to follow]
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Schedule 1: Representations and Warranties
1.	Status
(a)	It is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.
(b)	It has the power to own its assets and carry on its business as it is being conducted.
(c)
It has read and understood the terms of this Guarantee, the Charter and the other Transaction Documents to which the Charterer or any other Security Party is a party and has taken appropriate legal advice as to the extent of its obligations and liabilities under the Transaction Documents to which the Guarantor is a party.

(d)	The Charterer is a wholly-owned Subsidiary of the Guarantor, which is ultimately controlled by the Substantial Shareholder.
(e)	It is a publicly listed entity on the NASDAQ stock exchange under the symbol "TOPS".
2.	Compliance with anti-money laundering legislation
It has complied with all anti-money laundering legislation (to the extent applicable to it) that is relevant in the context of the transactions contemplated by the Transaction Documents to which it is a party.
3.	Binding obligations
(a)	The obligations expressed to be assumed by it in the Transaction Documents to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.
(b)
Without limiting the generality of paragraph (a) above, subject to the Security Perfection Requirements, each Security Document to which it is a party creates the Security Interests which it purports to create and such Security Interests are valid and effective.

4.	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party does not and will not conflict with:
(a)	any law or regulation applicable to it;
(b)	its constitutional documents; or
(c)	any agreement or instrument binding upon it or any of its assets, nor result in the existence of, or oblige it to create, any Security Interest over any of its assets.
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5.	Power and authority
It has the power to enter into, perform and deliver, and has taken (or will, prior to its execution thereof, take) all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party.
6.	Validity and admissibility in evidence
All Authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;
(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions;
(c)	for it to carry on its business, and which are material; and
(d)
to enable it to create the Security Interest to be created by it under any Security Document to which it is a party and to ensure that such Security Interest has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect, subject in the case of any Security Document to which it is a party to the Security Perfection Requirements.
7.	Governing law and enforcement
Subject to the Legal Reservations:
(a)
the choice of each relevant law as the governing law of the Transaction Documents to which it is a party to and the agreement by such party to refer disputes to the relevant courts or tribunal as stated in such Transaction Document will be recognised and enforced in its Relevant Jurisdictions; and

(b)
any arbitral award, ruling or judgment obtained in each Relevant Jurisdiction in relation to the Transaction Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

8.	Deduction of Tax
Except as specifically referred to in any Legal Opinion, it is not required under the law of each of its Relevant Jurisdictions or at its address specified in the Transaction Documents to which it is a party to make any deduction for or on account of any tax from any payment of interest it may make under the Transaction Documents to which it is a party.
9.	Financial statements
(a)
Its financial statements most recently supplied to the Owner (which, at the date of this Guarantee, are its Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

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(b)
Its financial statements most recently supplied to the Owner (which, at the date of this Guarantee, are its Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition and operations for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)	There has been no material adverse change in its business or consolidated financial condition since the date of its Original Financial Statements.
10.	No filing or stamp taxes
Except as specifically referred to in any Legal Opinions, under the law of its Relevant Jurisdictions it is not necessary that any Transaction Document to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to those Transaction Document or the transactions contemplated by those Transaction Document.
11.	No default
(a)
No Termination Event has occurred and is continuing or might reasonably be expected to result from the entry into or performance of, or the transactions contemplated by, any Transaction Document to which it is a party.

(b)
No other event or circumstance has occurred and is continuing which (with the expiry of a grace period, the giving of notice or any combination of the foregoing) constitutes a default under any deed or instrument which is binding on the Guarantor, or to which its assets are subject, which might have a Material Adverse Effect on the Guarantor's ability to perform its obligations under any Transaction Document to which it is a party.

12.	No breach of laws
It has not breached any law or regulation which breach has or is reasonably likely to result in a Material Adverse Effect on the Guarantor.
13.	No misleading information
(a)
All information provided by it or on its behalf in relation to the negotiation and preparation of any Transaction Document to which it is a party was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and was not misleading in any respect.

(b)	All financial projections provided by it or on its behalf have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)
Nothing has occurred or been omitted from the information so provided and no information has been given or withheld that results in the information provided by it or on its behalf being untrue or misleading in any material respect.

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14.	Pari passu ranking
Its payment obligations under Transaction Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
15.	No proceedings
(a)
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (which, if adversely determined, would have a Material Adverse Effect on the Guarantor) have been started or (to the best of its knowledge and belief) threatened against it.

(b)	No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has been made against it.
16.	No immunity
It is subject to civil commercial law with respect to its obligations under the Transaction Documents to which it is a party and neither it nor any of its assets is entitled to any right of immunity and the entry into and performance by it of the Transaction Documents to which it is a party constitute private and commercial acts.
17.	Taxation
(a)	It has complied in all material respects with all tax laws and regulations applicable to it and its business.
(b)	It is not materially overdue in the filing of any tax returns and is not overdue in the payment of any amount in respect of tax.
(c)	No claims or investigations are being made or conducted against it with respect to taxes.
(d)
It is resident for tax purposes only in its jurisdiction of incorporation except (i) the taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor has set aside on its books adequate reserves and (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

18.	Disclosure of material facts
It is not aware of any material facts or circumstances which have not been disclosed to the Owner and which might, if disclosed, have adversely affected the decision of a person considering whether or not to enter into the transactions of the nature contemplated by the Transaction Documents.
19.	Place of Business and Non-Hong Kong company
It is not registered as a non-Hong Kong company under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong), and it has not established a place of business in England.
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20.	Transaction Documents
It is aware of and approves the terms of the Charter and each of the other Transaction Documents.
21.	Sanctions
(a)	No Security Party is a Restricted Person.
(b)
Each Security Party is in compliance with all Sanctions laws, and none of them have been or are currently being investigated on compliance with Sanctions, they have not received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and they have not taken any action to evade the application of Sanctions.

22.	Authorised signatories
Any person specified as its authorised signatory under Addendum No.1 or paragraph (f) of Clause 16 (Information: miscellaneous) of Schedule 2 (Covenants) is authorised to sign all documents and notices on its behalf.
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Schedule 2: Covenants
The Guarantor hereby undertakes in favour of the Owner that as at the date hereof and at all times throughout the Charter Period:
1.	Status
(a)	It will maintain its existence as a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation.
(b)	It will remain a publicly listed entity on the NASDAQ stock exchange under the symbol "TOPS".
2.	Authorisations and Compliance with applicable law
(a)	It shall promptly:
(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(ii)	supply copies to the Owner of,
all consents, licences, approvals, permits or Authorisations of or registrations or filings required (A) to enable it to perform its obligations under the Transaction Documents to which it is a party and (B) to ensure the legality, validity, enforceability or admissibility in evidence in each of its Relevant Jurisdictions of any Transaction Document to which it is subject.
(b)	It shall comply in all respects with all laws to which it may be subject.
(c)
It shall ensure that all the Security Perfection Requirements have been or will be done or obtained (as the case may be) no later than the latest date permitted by applicable law and in any event by such date as the Owner may specify.

3.	Compliance with obligations
It will comply with and perform all the obligations expressed to be assumed by it in each Transaction Document to which it is a party and with all laws applicable to it in connection with the transactions contemplated by those Transaction Documents.
4.	No prejudice to interests
It will not (otherwise than as expressly contemplated by this Guarantee) do anything or take any action or knowingly omit to take any action which has or is likely to have the effect of prejudicing the right, title and interest of any Security Party or the Owner in relation to the Vessel, the Insurances, the Charter, any other Transaction Document or any other trust property.
5.	Exercise of rights
It will not, without first obtaining the Owner's prior written consent, seek to recover, whether directly or by set-off, lien, counterclaim or otherwise, nor accept any money or other property, nor exercise any rights, in respect of any sum or security which may
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be or become due to the Guarantor in respect of the Guaranteed Obligations by the Charterer or any third party.
6.	Further assurance
At no cost to the Owner, it will take all such actions and do all such things the Owner may from time to time require so as to establish, maintain, perfect, preserve and/or protect the right, title and interest of the Owner in relation to this Guarantee or any other Transaction Documents to which it is a party, against, and in priority to, the claims of any other person having regard to customary and available practice and procedures accepted and adopted by international financiers.
7.	Pari passu ranking
It will ensure that its payment obligations under each Transaction Document to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.
8.	Negative pledge
Except as expressly permitted by the Charter or the other Transaction Documents, it will not:
(a)	sell, transfer or otherwise dispose of its right, title and interest in and to any collateral which is the subject of security created under any Transaction Document;
(b)
create, incur, assume or permit or cause to exist any Security Interest over its right, title and interest in and to any collateral which is the subject of security created under any Transaction Document; or

(c)	consent to the taking of any such action described in the preceding two paragraphs by any other person (whether pursuant to the terms of the Transaction Documents or otherwise), in each case without the prior written consent of the Owner.
9.	Security Parties
It will ensure that:
(a)
the Charterer and each of the Security Parties maintains its existence as a company duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation in compliance with all applicable law; and

(b)	the Charterer and each of the Security Parties is managed and administered in the manner that is required by the Transaction Documents.
10.	Subordination
(a)
Pursuant to paragraph (z)(iii) of Clause 47.1 (General Covenants) of the Charter, the Guarantor acknowledges to and undertakes with the Owner that, at all times throughout the Charter Period, all shareholder's and intercompany

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loans from time to time made by the Guarantor or any other member of the Group to the Charterer:
(i)	are and shall be subordinated in all respects to all amounts owing and which may in future become owing by the Charterer under the Charter and the other Transaction Documents;
(ii)	shall not be repaid or be subject to any payment of interest (although interest may accrue);
(iii)	are and shall remain unsecured by any Security Interest over the whole or any part of the assets of the Charterer; and
(iv)	are not and shall not be capable of becoming subject to any right of set-off or counterclaim.
(b)
Pursuant to paragraph (aa)(iv) of Clause 47.1 (General Covenants) of the Charter, the Guarantor acknowledges to and undertakes with the Owner that, at all times throughout the Charter Period, all shareholder's and intercompany advances from time to time made by the Guarantor or any other member of the Group to the Charterer:

(i)	shall be non-interest bearing;
(ii)	are and shall remain unsecured by any Security Interest over the whole or any part of the assets of the Charterers;
(iii)	are not and shall not be capable of becoming subject to any right of set-off or counterclaim; and
(iv)	upon occurrence of a Termination Event which is continuing:
(A)	shall not be repaid; and
(B)	shall be subordinated in all respects to all amounts owing and which may in future become owing by the Charterers under this Charter and the other Transaction Documents.
11.	Financial Statements
It shall supply to the Owner:
(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and
(b)
as soon as the same become available, but in any event within 75 days after the end of each half of each of its financial years, its unaudited consolidated financial statements for that financial half year.

12.	Compliance Certificate
(a)	It shall supply to the Owner, with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 11 (Financial Statements) of this
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Schedule, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 14 (Financial Covenants) of this Schedule as at the date at which those financial statements were drawn up.
(b)	Each Compliance Certificate delivered pursuant to paragraph (a) above shall be signed by its director or its chief financial officer.
13.	Requirements as to financial statements
(a)
Each set of financial statements delivered by it pursuant to Clause 11 (Financial statements) shall be certified by (its director or its chief financial officer) as giving a true and fair view of (in the case of any such financial statements which are audited) or fairly representing (in the case of any such financial statements which are unaudited) its consolidated financial condition and operations as at the date of and for the period in relation to which those financial statements were drawn up.

(b)
It shall procure that each set of financial statements delivered pursuant to Clause 11 (Financial Statements) of this Schedule is in the English language and prepared using GAAP, the accounting practices and financial reference periods consistent with those applied in the preparation of its Original Financial Statements unless, in relation to any set of financial statements, it notifies the Owner that there has been a change in GAAP, the accounting practices or financial reference periods and its auditors deliver to the Owner:

(i)
a description of any change necessary for those financial statements to reflect the GAAP, the accounting practices and financial reference periods upon which its Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Owner, to enable the Owner to determine whether Clause 14 (Financial Covenants) of this Schedule has been complied with and make an accurate comparison between the financial position indicated in those financial statements and its Original Financial Statements.

Any reference in this Guarantee and the other Transaction Documents to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which its Original Financial Statements were prepared.
14.	Financial Covenants
(a)	The Guarantor undertakes that it shall ensure at all times:
(i)	Leverage Ratio shall not at any time exceed 75%; and
(ii)	Free Liquidity shall not be less than the aggregate of the following:
(A)	US$1,000,000 times number of Fleet Vessels which are Suezmax vessels;
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(B)	US$750,000 times number of Fleet Vessels which are MR tankers; and
(C)	US$500,000 times number of MR tankers are bareboat chartered-in to a member of the Group.
(b)
The financial covenants set out in paragraph (a) shall be tested by reference to the financial statements and Compliance Certificates delivered by the Guarantor pursuant to Clause 11 (Financial Statements), Clause 12 (Compliance Certificate) and Clause 13 (Requirements as to financial statements) of this Schedule in respect of the Relevant Period.

(c)	In this Clause:
(i)	Cash means, at any time, the aggregate at such time of the amounts categorised as Cash and Cash Equivalent in the Guarantor's consolidated financial statements.
(ii)
Cash Equivalent Investments means investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty.

(iii)
Consolidated Total Debt in respect of the Guarantor means at any time the aggregate amount of all obligations of the Group which would, in accordance with GAAP, be considered as consolidated total debt of the Group.

(iv)	Consolidated Total Net Debt in respect of the Guarantor means at any time Consolidated Total Debt less Cash and Cash Equivalent and Restricted Cash.
(v)	Fleet Vessel means, at any time, each vessel registered in the name of a member of the Group as owner.
(vi)
Free Liquidity means, at any time, any unrestricted Cash and Cash Equivalent of the Guarantor which is not subject to any security interest adjusted to include any Cash held under any minimum liquidity requirements and debt service accounts.

(vii)	Joint Venture Vessel means any vessel registered in the name of an owner whose shareholding is owned by the Guarantor by 50% or more.
(viii)	Leverage Ratio means, the ratio (expressed as a percentage) of:
(1)	the Consolidated Total Net Debt; and
(2)	the aggregate Market Value of all Fleet Vessels, including 50% of Joint Venture Vessels.
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(ix)	Market Value means, in relation to a Fleet Vessel and a Joint Venture Vessel, at a relevant date, one (1) valuation obtained by the Charterer (or failing which the Owner) and prepared:
(1)	on a date no earlier than thirty (30) days prior to the relevant date;
(2)	by one (1) Approved Valuer;
(3)	with or without physical inspection of such Fleet Vessel or Joint Venture Vessel;
(4)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(5)	if a range of valuation is given by the Approved Valuer, the lower end of the range shall apply, with the expenses of all such valuations being borne by the Charterer.
(x)	Relevant Period means each period of six (6) months immediately prior to the date of computation.
(xi)	Restricted Cash means, at any time, the aggregate at such time of the amounts categorised as Restricted Cash in the Guarantor's consolidated financial statements.
15.	Notification
It shall promptly and diligently:
(a)	notify the Owner as soon as it becomes aware of the occurrence of:
(i)	any Termination Event; and
(ii)	any other matters which might lead to an occurrence of any Termination Event; and
(b)	notify the Owner of any steps or action which it is taking, or is considering taking, to remedy or mitigate the effect of such occurrence.
16.	Information: miscellaneous
It shall supply to the Owner:
(a)
all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched (other than any document which is required to be filed by the Guarantor in accordance with the rules of, and has been filed and posted onto any electronic website maintained by, any stock exchange on which shares in or other securities of the Guarantor are listed);

23

(b)
promptly, any announcement, notice or other document relating specifically to the Guarantor posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Guarantor are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Guarantor;

(c)
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a Material Adverse Effect;

(d)	promptly upon becoming aware of them, details of any judgment or order of a court, arbitral body or agency which is made against it, and which might have a Material Adverse Effect;
(e)	promptly, such information regarding its consolidated financial condition, business and operations as the Owner may reasonably request;
(f)	promptly, notice of any change in its authorised signatories signed by its director accompanied by specimen signatures of any new authorised signatories; and
(g)	promptly, such information and records regarding the Shares as the Chargee may reasonably request.
17.	Taxes
It shall:
(a)	file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise is subject to taxation; and
(b)
pay all taxes shown to be due and payable on such returns or any assessments made against it, except to the extent these are contested in good faith and by appropriate means where such payment may be lawfully withheld and for which adequate reserves have been established by it taking into account the amount of taxes payable.

18.	No merger
Neither the Guarantor nor any other Security Party shall enter or be permitted to enter into any form of merger, sub-division, amalgamation or other reorganisation or change of ownership.
19.	Change of Control
(a)	Save with the prior written consent of the Owner, it shall ensure that no Change of Control occurs.
(b)	Save with the prior written consent of the Owner, there shall not be any transfer or disposal of:
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(i)	the legal or beneficial shareholding of the Charterer; or
(ii)	the legal or beneficial shareholding of the Guarantor,
unless following such transfer or disposal, the Guarantor remains ultimately or indirectly controlled by the Substantial Shareholder.
20.	Sanctions
(a)
It shall comply, and shall procure that each other Security Party complies, with all laws and regulations in respect of Sanctions, and in particular, it shall ensure that the Charterer shall effect and maintain a sanctions compliance policy to ensure compliance with all such laws and regulations implemented from time to time.

(b)
It will ensure that the Vessel shall not be employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel shall not be used by or for the benefit for any party which is a target of Sanctions, or trade to any Restricted Country; or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation.

(c)
It will, and will procure that each other Security Party will, promptly notify the Owner and provide all information in relation to its business and operations which may be relevant for the purposes of ascertaining whether it is in compliance with all laws and regulations relating to Sanctions, and in particular, it shall notify the Owner in writing immediately upon being aware that any of its shareholders or directors, officers of employees is a Restricted Person or has otherwise become a target of Sanctions.

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Schedule 3: Form of Compliance Certificate
From:	TOP SHIPS INC. a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 3571 (as Guarantor)
With copy to:	Monte Carlo 71 Shipping Company Limited a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 69834 (as Charterer)
To:	Oriental Fleet TANKER 12 Limited (东方富利 TANKER12 有限公司) a corporation incorporated in the Republic of the Marshall Islands with limited liability and registration no. 101326 (as Owner)
Dated: [●]
Dear Sirs
Monte Carlo 71 Shipping Company Limited
Bareboat Charter dated [●] 2019
(as amended and/or supplemented from time to time, the "Charter")
in respect of one (1) d/w 50,000 product oil/chemical tanker named "STENAWECO ENERGY" with IMO No. 9683984
1.
We refer to the Charter and the Guarantee (as defined in the Charter). This is a Compliance Certificate. Terms defined in the Charter and the Guarantee have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.
We confirm to the Owner that as at the date of [the audited consolidated financial statements of the Group in respect of the financial year ended on [?] / the consolidated financial statements of the Group in respect of the financial period ended on [?]]:

(a)	we are in compliance with the covenants and undertakings in Clause 14 (Financial Covenants) of Schedule 2 to of the Guarantee;
(b)	Consolidated Total Net Debt is [?] and Market Value of the Fleet Vessels including 50% of Joint Venture Vessels is [●] and therefore Leverage Ratio is [●] and does not exceed 75%;
(c)	Free Liquidity is US$[●], which is not less than US$[●], being the aggregate of the following:
(i)	US$[●], which is calculated by US$1,000,000 times the number of Fleet Vessels which are Suezmax vessels, being [●];
26

(ii)	US$[●], which is calculated by US$750,000 times the number of Fleet Vessels which are MR tankers, being [●]; and
(iii)	US$[●], which is calculated by US$500,000 times the number of MR tankers are bareboat chartered-in to a member of the Group, being [●].

3.	We set out below calculations establishing the figures in paragraph 2: [●].
4.	We also confirm that no Termination Event is continuing which has not been waived as at the date of this Compliance Certificate.
Yours faithfully
For and on behalf of
TOP SHIPS INC.

Name:
Title: [Director/Chief Financial Officer]

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Guarantee – Execution Page (1/2)
This Guarantee has been entered into on the date stated at the beginning of this Guarantee. This Guarantee has been executed and entered into by the Guarantor as a deed and is intended to be and is delivered by it as a deed.
SIGNED as a deed by TOP SHIPS INC. under a power of attorney dated 4 July 2019 in the presence of:	, Attorney for	) ) ) ) ) )
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Guarantee – Execution Page (2/2)
SIGNED for and on behalf of	)
)
ORIENTAL FLEET TANKER 12 LIMITED	)
(东方富利 TANKER12 有限公司))
)
by , Director	)
))
in the presence of:	)

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